Exhibit 99.1

fHEARING DATE: April 2, 2004, at 10:00 a.m. OBJECTION DEADLINE: March 29, 2004, 2004 at 4:00 p.m.

Duane Morris LLP

Toni Marie Vaccarino (TV-8340)

744 Broad Street, Suite 1200

Newark, NJ  07102

(973) 424-2000

-and-

Paul D. Moore

470 Atlantic Avenue, Suite 500

Boston, MA  02210

(617) 289-9200

Attorneys for Med Diversified, Inc., et al.
Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF NEW YORK

)
In re:	)
	)	CHAPTER 11
MED DIVERSIFIED, INC.,	)
	)	Case No.: 02-88564
Debtor.	)
)

DISCLOSURE STATEMENT RELATING TO
THE FIRST AMENDED PLAN OF LIQUIDATION OF DEBTOR MED DIVERSIFIED,
INC., DATED MARCH 26, 2004

THIS IS NOT A SOLICITATION OF ACCEPTANCE OR REJECTION OF THE PLAN.  ACCEPTANCES OR REJECTIONS MAY NOT BE SOLICITED UNTIL A DISCLOSURE STATEMENT HAS BEEN APPROVED BY THE COURT.  THIS DISCLOSURE STATEMENT IS BEING SUBMITTED FOR APPROVAL BUT HAS NOT BEEN APPROVED BY THE COURT.

TABLE OF CONTENTS

I.	BRIEF SUMMARY OF THE PLAN

II.	BRIEF HISTORY OF THE DEBTOR AND ITS BANKRUPTCY CASE

	A.	General

		1.	Chartwell Diversified Services, Inc.

		2.	Chartwell Community Services, Inc.

		3.	Chartwell Care Givers, Inc.

		4.	Resource Pharmacy

		5.	Trestle

	B.	Events Preceding the Debtors’ Chapter 11 Filings

		1.	Historical Overview

		2.	The Bank’s Secured Claims Against the Debtors

	C.	Commencement of this Chapter 11 Case

	D.	Significant Events During the Chapter 11 Case

		1.	First Day Orders Entered by the Bankruptcy Court

		2.	The Appointment of the Committees

		3.	The Debtors’ Use of Cash Collateral

		4.	The Debtors’ Post-Petition Factoring Arrangement With Sun Capital Health Care, Inc.

		5.	CDSI’s Post-Petition Financing Agreement With Chartwell Home Therapies, L.P. and the Bank; Proceeds Distribution Agreement

		6.	Significant Litigation Matters

(a) The Savitsky Litigation

(b) National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF X, Inc., NPF XII, Inc., NPF Capital, Inc.

i

(c) CCG Committee Objection to the Bank’s Claims

(d) The Settlement by and among the Bank, NCFE and the CCG Committee

(e) The Settlement by and among the Bank, NCFE and the Committee

		7.	Appointment of the Facilitator

		8.	The Sale Process

		9.	The Competing Plan Process

III.	ASSETS AND LIABILITIES OF THE DEBTOR’S ESTATE

IV.	SUMMARY OF THE PLAN OF LIQUIDATION

	A.	Classification and Treatment of Claims and Interests

	B.	Treatment of Unclassified Administrative Expense Claims and Priority Tax Claims

		1.	Administrative Expense Claims

		2.	Bar Date for Administrative Claims

		3.	Allowed Tax Claims

	C.	Classification of Claims and Equity Interests

		1.	Class 1 Claims of the Bank

		2.	Class 2 Claims of the NCFE Entities

		3.	Class 3 Claim of AIG

		4.	Class 4 Claim of CIT

		5.	Class 5 Claim of Sunrise

		6.	Class 6 Claim of Sun Capital

		7.	Class 7 Claims of Other Secured Creditors

		8.	Class 8 Priority Claims

		9.	Class 9 Unsecured Personal Injury Claims

		10.	Class 10A General Unsecured Claims

		11.	Class 10B Magliochetti Related Claims

		12.	Class 11 Subordinated Claims

		13.	Class 12 Inter-Debtor Claims

		14.	Class 13 Interests

V.	MEANS OF IMPLEMENTING THE PLAN AND EXECUTION OF ITS TERMS

	A.	Implementation of the Plan

	B.	The Liquidating Trust

		1.	Purpose of the Liquidating Trust

		2.	Transfers of Property

		3.	Management and Powers of the Liquidating Trust

		4.	Establishment of Reserve

		5.	Employment of Professionals

		6.	Objections to Claims by the Liquidating Trust

		7.	Distributions

(a) Reserve for Disputed Claims

(b) Initial Distribution Date

(c) Allowance of Claims

(d) Subsequent Distribution Dates

(e) Unclaimed Property

(f) Surrender

(g) Final Distribution

(h) Exemption From Certain Transfer Taxes

(i) Estimation of Unliquidated Disputed Claims

(j) Certain Tax Matters

(k) The Disbursing Agent

C.	The Med Creditors’ Trust

	1.	Purpose of the Med Creditors’ Trust

	2.	Management and Powers of the Med Creditors’ Trust

	3.	Removal and Substitution of Med Creditors’ Trust Trustee

	4.	Establishment of Reserve

	5.	Employment of Professionals

	6.	Objections to Claims by the Med Creditors’ Trust

	7.	Distributions

(a) Reserve for Disputed Claims

(b) Initial Distribution Date

(c) Allowance of Claims

(d) Subsequent Distribution Dates

(e) Unclaimed Property

(f) Surrender

(g) Final Distribution

(h) Exemption From Certain Transfer Taxes

(i) Estimation of Unliquidated Disputed Claims

(j) Certain Tax Matters

D.	The Litigation Trust

	1.	Purpose of the Litigation Trust

	2.	Transfers of the Recovery Rights to the Litigation Trust

	3.	Management and Powers of the Litigation Trust

E.	Provisions Regarding Voting Upon and Confirmation of the Plan

	1.	Voting of Claims

(a) Voting Requirements under the Bankruptcy Code

(b) Procedure for Voting

(c) Mailing of Ballots

(d) Separate Votes by Each Impaired Class

(e) Unimpaired Classes and Classes Which Receive Nothing Need Not Vote On the Plan

	2.	Confirmation of Plan - Requirements

	3.	Nonconsensual Confirmation, Cramdown

(a) Absolute Priority Rule

(b) Best Interest of Creditors Test; Liquidation Analysis

	4.	Objections to Plan; Confirmation Hearing; Implementation of Plan

F.	Certain Tax Consequences of the Plan

G.	Dissolution

H.	Termination of SEC Registration and Reporting

I.	Provisions Regarding Releases

J.	Injunctions and Stays

K.	Limitation of Liability

L.	Termination of the Committee

M.	Retention of Jurisdiction

	1.	Allowance of Claims

	2.	Executory Contract Proceedings

	3.	Plan Interpretation

	4.	Plan Implementation

	5.	Plan Modification

	6.	Adjudication of Controversies

	7.	Injunctive Relief

v

	8.	Correct Minor Defects

	9.	Post-Confirmation Orders Regarding Confirmation

	10.	Final Decree

VI.	RECOMMENDATION

Pursuant to Section 1125 of the United States Bankruptcy Code, 11 U.S.C.  §§ 101 et seq.  (the “Bankruptcy Code”), Med Diversified, Inc., the debtor in the above-captioned case under Chapter 11 of the Bankruptcy Code (“Med” or the “Debtor”), provides this Disclosure Statement (the “Disclosure Statement”) to all of the Debtor’s known creditors.  The purpose of this Disclosure Statement is to provide such information as the Debtor believes may be deemed material, important or necessary for the Debtor’s creditors to make a reasonable, informed decision in exercising their rights to vote upon the First Amended Plan of Liquidation of the Debtor dated as of the date of this Disclosure Statement (the “Plan”).  The Plan, a copy of which accompanies this Disclosure Statement as Exhibit A, was filed with the Bankruptcy Court on March 5, 2004.

The Debtor and the Official Committee of Unsecured Creditors (the “Committee”) recommend that you vote to accept the Plan.  Each holder of a Claim entitled to vote on the Plan must, however, review the Plan and Disclosure Statement, including all exhibits, carefully and in their entirety and determine whether or not to accept or reject the Plan based upon that creditor’s independent judgment and evaluation.  The description of the Plan in this Disclosure Statement is in summary form and is qualified by reference to the actual terms and conditions of the Plan, which should be reviewed carefully before making a decision to accept or reject the Plan.  Capitalized terms herein have the same meaning as provided in Article 1 of the Plan.  Other terms shall have the meaning ascribed to them in the Bankruptcy Code.

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT (INCLUDING THE EXHIBITS HERETO) IS BASED UPON A REVIEW OF THE DEBTOR’S RECORDS, ITS BUSINESS AND ITS AFFAIRS AND INFORMATION PROVIDED BY THE DEBTOR’S EMPLOYEES OR FORMER EMPLOYEES.  EXCEPT AS OTHERWISE EXPRESSLY INDICATED, SUCH INFORMATION HAS NOT BEEN SUBJECT TO AUDIT OR INDEPENDENT REVIEW.

I.              BRIEF SUMMARY OF THE PLAN (1)

The Plan is a liquidating plan and does not contemplate the continuation of the Debtor’s business.  The Plan contemplates that all of the Debtor’s assets will be liquidated, otherwise reduced to cash, or transferred directly to CDSA by the Debtor and that the net proceeds from liquidation of assets of the Debtor’s Estate will be distributed by the Liquidating Trust, the Litigation Trust and the Med Creditors’ Trust to the holders of various claims described in the Plan to the extent provided for therein.

The Plan also implements (a) a settlement by and among the Bank, NCFE and the CCG Committee, which is further described in section II.D.6.d., below, and (b) a settlement by and among the Bank, NCFE and the Committee, which is further described in section II.D.6.e. below.

(1)           A more detailed description of the terms of the Plan is provided in Section IV below.

The following table sets forth a brief summary of the classification and treatment of Claims and Equity Interests and the amounts distributable to the holders of such Claims and Equity Interests under the Plan.  The information set forth in the table is for convenience and represents a summary reference only and is qualified in its entirety by the contents of the Plan, which shall be controlling.  Each holder of a Claim or Equity Interest is referred to the Plan annexed as Exhibit A hereto for further information regarding the classification and treatment of Claims and Equity Interests provided under the Plan.

Class	Treatment	Impairment	Plan Section

Administrative Claims	Unpaid portion of Allowed Administrative Claim paid in full in Cash on the Effective Date, or as soon thereafter as practical.	Unimpaired	II.A.

Priority Unsecured Tax Claims	Payment of the principal amount of Allowed Priority Tax Claims on the Effective Date, without interest.	Unimpaired	II.C.

Class 1 Claims of the Bank

After the CCG Note, the CCS Note and the CDSI Note are paid in full, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust. On the Effective Date, CDSA shall receive the CDSI Shares; and the Bank shall receive all of the senior notes, Class A preferred stock and Class A common stock of CDSA, representing substantially all of the value of CDSA on the Effective Date as further consideration for its Class 1 Claims .

		Impaired	IV.A.

Class 2 Claims of the NCFE Entities

The Claims of the NCFE Entities have been assigned to the Bank. As a result, after the CCG Note, the CCS Note and the CDSI Note are paid in full, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

		Impaired	IV.B.

Class	Treatment	Impairment	Plan Section

Class 3 Claim of AIG

Except to the extent that the holder of an Allowed Secured Claim in Class 3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 3 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor, or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

		Unimpaired	IV.C.

Class 4 Claim of CIT

Except to the extent that the holder of an Allowed Secured Claim in Class 4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 4 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor, or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

		Unimpaired	IV.D.

Class 5 Claim of Sunrise

Except to the extent that the holder of an Allowed Secured Claim in Class 5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 5 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor, or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

		Unimpaired	IV.E.

Class 6 Claims of Sun Capital

To the extent that the Allowed Class 6 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class 6 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtor.

		Unimpaired	IV.F.

Class	Treatment	Impairment	Plan Section

Class 7 Claims of Other Secured Creditors	On the Effective Date of the Plan, property of the Estate that constitutes security and collateral for the Allowed Claims in Class 7 shall be surrendered to the holders of Allowed Claims in Class 7.	Unimpaired	IV. G.

Class 8 Priority Claims	Payment of the principal amount of such Allowed Claim in Class 8 on the Effective Date, without interest.	Unimpaired	IV. H.

Class 9 Unsecured Personal Injury Claims

Holders of Claims in Class 9 shall not receive any distribution under the Plan. However, the holders of Claims in Class 9 may continue to prosecute claims against the Debtor in name only, and shall be limited to enforcing any judgment obtained against the Debtor in accordance with applicable non-bankruptcy law only against insurers that issued any Insurance Policy to the Debtor intended to cover the liability asserted by the holders of such Claims, or the proceeds of such Insurance Policy.

		Impaired	IV. I.

Class 10A General Unsecured Claims

On the Effective Date, the Med Creditors’ Trust shall receive $5,250,000 in full satisfaction of the Allowed Claims in Class 10A. Each holder of an Allowed Claim in Class 10A shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class 10A, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class 10A by the Med Creditors’ Trust after payment of the fees and expenses of the Med Creditors’ Trust.

		Impaired	IV. J.

Class 10B Unsecured Magliochetti Related Claims

To the extent that the Magliochetti Related Claims are not withdrawn or otherwise disallowed or subordinated, holders of Allowed Claims in Class 10B shall receive the same percentage recovery as holders of Allowed Claims in Class 10A, but the source of such recovery shall not be from the Class 10A Distribution. Any amounts to be paid to holders of Allowed Claims in Class 10B shall come from the Liquidating Trust.

		Impaired	IV.K.

Class 11 Subordinated Claims	Holders of Allowed Subordinated Claims in Class 11 will receive no distribution under the Plan on account of their Claims.	Impaired	IV. L.

Class 12 Inter-Debtor Claims	Holders of Allowed Claims in Class 12 will receive no distribution under the Plan on account of their Claims.	Impaired	IV.M .

Class	Treatment	Impairment	Plan Section

Class 13 Interests

The Class 13 Interests shall be deemed canceled on the Effective Date without the payment of any monies or other consideration. Holders of Class 13 Interests will not receive any distribution under the Plan.

		Impaired	IV. N.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED BY THE DEBTOR TO PROVIDE CREDITORS WITH ADEQUATE INFORMATION SO THAT THEY CAN MAKE AN INFORMED JUDGMENT ABOUT THE PLAN.  EACH CREDITOR SHOULD READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING ON THE PLAN.  NO SOLICITATION OF VOTES ON THE PLAN MAY BE MADE EXCEPT PURSUANT TO THIS DISCLOSURE STATEMENT, AND NO PERSON HAS BEEN AUTHORIZED TO UTILIZE ANY INFORMATION CONCERNING THE DEBTOR’S BUSINESS OR ASSETS OR THE PLAN OTHER THAN THE INFORMATION CONTAINED HEREIN FOR PURPOSES OF SOLICITATION.

The Debtor believes that the Plan provides for fair and equitable treatment of the Debtor’s creditors.  The Debtor therefore recommends that holders of Claims entitled to vote on the Plan vote to accept the Plan.

FOR INFORMATION ABOUT THE PROCEDURES AND DEADLINE FOR VOTING TO ACCEPT OR REJECT THE PLAN, AND INFORMATION ABOUT FILING OBJECTIONS TO THE PLAN AND THE CLASSIFICATION OF CLAIMS AND INTERESTS PROVIDED IN THE PLAN, AND THE DEADLINE FOR SUCH OBJECTIONS, SEE THE DETAILED DISCUSSION BELOW.  A HEARING ON CONFIRMATION OF THE PLAN WILL BE HELD BY THE HONORABLE STAN BERNSTEIN, UNITED STATES BANKRUPTCY JUDGE, ON APRIL 30, 2004 AT 10:00 A.M., UNITED STATES BANKRUPTCY COURT, EASTERN DISTRICT OF NEW YORK, LONG ISLAND FEDERAL COURTHOUSE, 290 FEDERAL PLAZA, CENTRAL ISLIP, NY 11722-4437.  AT THAT HEARING, THE BANKRUPTCY COURT WILL DECIDE WHETHER THE PLAN WILL BE CONFIRMED AND WILL HEAR AND DECIDE ANY AND ALL OBJECTIONS TO THE PLAN OR TO THE PLAN’S CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS.

II.            BRIEF HISTORY OF THE DEBTOR AND ITS BANKRUPTCY CASE

A.            General

Med is the direct or indirect parent of each of the other debtors (collectively, the “Debtors”), Chartwell Diversified Services, Inc. (“CDSI”), Chartwell Care Givers, Inc. (“CCG”), Chartwell Community Services, Inc. (“CCS”), Trestle Corp. (“Trestle”) and Resource Pharmacy, Inc. (“Resource Pharmacy”), in these jointly-administered cases.  Attached hereto as Exhibit B is a chart reflecting the organizational structure of the Debtors and their non-debtor affiliates.  Simultaneously with the filing of this Disclosure Statement and Plan, (i) separate liquidating plans are being filed on behalf Trestle and Resource Pharmacy, which plans provide for the distribution to their creditors of the proceeds of the sale of all or substantially all of their assets and the liquidation and distribution of any remaining assets, and (ii) a separate joint plan of reorganization is being filed on behalf of CDSI, CCG and CCS.  The Debtors also are affiliates of Tender Loving Care Health Care Services and nineteen of its subsidiaries (“TLC”), which also are debtors and debtors in possession in jointly administered proceedings before this Court under the caption “In re: Tender Loving Care Health Care Services, Inc., et al., Case No. 8-02-88020.”

The Debtors provide home healthcare, skilled nursing, and pharmacy management to patients throughout the United States.  Together with TLC, the Debtors currently provide these home healthcare and related services to more than 175,000 patients in 37 states.  In providing such services, the Debtors and TLC employ approximately 7,657 employees.

The Debtors operate under the umbrella of Med, their direct or indirect parent.  The Debtors’ financial information has historically been prepared on a consolidated basis due to certain GAAP presumptions that consolidated statements (or the presentation of the results of operations and financial position of a “parent company” and its subsidiaries as if the group were a single enterprise with multiple divisions) are more meaningful than separate statements and that they are usually necessary for a fair presentation when one of the enterprises in the group directly or indirectly has a controlling financial interest in the other enterprises.

The following is a brief summary of the businesses and operations of the various Debtors:

1.             Chartwell Diversified Services, Inc.

CDSI is a corporation organized under the laws of the state of Delaware, with its principal place of business located at 200 Brickstone Square, Suite 403, Andover, Massachusetts.  CDSI is a division of Med, specializing in home health care services.  CDSI provides home infusion services, clinical respiratory services, home health and specialty pharmacy services, as well as home medical equipment.  Through two of its subsidiaries, Chartwell Community Services, Inc. (“CCS”) and Chartwell Care Givers, Inc., CDSI employs over 7,000 full time and part time trained medical professionals and operates in 15 states.  In addition, CDSI is involved in joint venture programs with leading academic health systems, including the University of Pittsburgh Medical Center and the University of California, Davis Medical Center, for the provision of alternate site care.

2.             Chartwell Community Services, Inc.

CCS is a corporation organized under the laws of the state of Texas, with its principal place of business located at 16650 Westgrove Drive, Suite 300, Addison, Texas.  CCS provides attendant care services through ten field offices in the state of Texas.  CCS has four service programs:  Primary Home Care (“PHC”), Family Care Services (“FCS”), Community Based Alternatives (“CBA”), and, and Private Pay home care (“PP”).

PHC  provides home care services to individuals who qualify for Medicaid.  For example, a social worker with the Texas Department of Human Services (“TDHS”) determines an individual’s eligibility.  CCS bills TDHS for services rendered according to existing contractual agreements.

FCS represents a major area of services provided by CCS.  Title XX of the Social Security Act provides FCS services to aged and disabled adults who are limited in their ability to perform daily activities.  Like PHC, FCS’ services are provided based upon an exclusive contract with TDHS.

The CBA program is the end result of the revised nursing facility waiver program.  Title XX of the Social Security Act provides CBA services to aged and disabled adults as a home based, cost-efficient alternative to institutional care in a traditional nursing facility.

The PP business line, launched in 1999, was developed to meet the needs of consumers who were not covered by Medicaid, Medicare or private insurance and were able to pay for home care services and professional nursing services.

3.             Chartwell Care Givers, Inc.

CCG is a corporation organized under the laws of the state of Delaware, with its principal place of business located at 16650 Westgrove Drive, Suite 300, Addison, Texas.  CCG provides infusion therapy, high tech nursing services, respiratory therapy and durable medical equipment for home care patients out of the states of New Jersey, Ohio and Illinois.  CCG offers its patients all the benefits of top quality infusion and respiratory solution to patient care management.  CCG has contracts with local and national managed care organizations and other third party providers.

4.             Resource Pharmacy

Resource Pharmacy is a corporation organized under the laws of the State of Nevada, with its principal place of business located at 5 Cactus Garden Drive, Henderson, Nevada.  Founded in 1997, Resource Pharmacy is the largest institutional pharmacy provider for skilled nursing and assisted living facilities in Nevada.  Resource Pharmacy provides pharmacy dispensing, infusion therapy, pharmacy consulting, regulatory compliance, training and education.  Through its utilization of compliance packaging, formulatory management, generic substitution, therapeutic interchange and customized consultant pharmacist programs, Resource Pharmacy provides a cost containment solution to its customers.  Resource Pharmacy services 45 long-term care/assisted living facilities in the States of Nevada and California.

5.             Trestle

Trestle is a corporation organized under the laws of the State of Delaware, with its principal place of business located at 151 Shipyard Way, Newport Beach, California.  Trestle was a leading medical solutions company that produces a suite of integrated telemedicine products, including an Internet-enabled microscope.  Trestle’s end-to-end digital solutions enabled health care service providers to collaborate online and on-screen when remotely examining, diagnosing and treating patients.

B.            Events Preceding the Debtors ’ Chapter 11 Filings

1.             Historical Overview

Until October, 2002, the Debtors had been long dependent on financing provided by and through National Century Financial Enterprises, Inc., its affiliates NPF VI, Inc. and NPF XII, Inc. and their servicing company National Premier Financial Services, Inc. (collectively, “NCFE”).  NCFE was one of the nation’s largest financiers of health care receivables.  NCFE typically “purchased” selected physician and other healthcare receivables and subsequently pooled and sold them as asset based securities to institutional investors.  NCFE financed the sellers of the receivables with regular periodic payments.

Pursuant to the terms of certain Sales and Subservicing Agreements by and between NCFE and CCS, and CCG, NCFE purchased certain of the accounts receivables generated by those Debtors.  Certain sweep and lockbox accounts were established, to which those Debtors’ payors would remit funds.  NCFE would withdraw from those accounts their fees and debt servicing payments and, on a weekly basis, would typically wire the balance of those accounts receivable to the Debtors.

Beginning the week of October 21, 2002, and continuing for several weeks, NCFE issued oral commitments to the Debtors, pursuant to which NCFE promised to continue funding the Debtors.  Despite the assurances received from NCFE that funding would be received, NCFE breached its obligations under the Sales and Subservicing Agreements and failed to fund the Debtors with sums necessary to finance their ongoing operations.  On October 31, 2002, the Debtors received letters from NCFE advising that NCFE did not know when or whether it would be in a position to continue funding and/or purchasing accounts receivable.  As a result, the Debtors and numerous other health care providers financed by NCFE (collectively, the “Providers”) could not ascertain whether they would be in a position to provide continued health care to the hundreds of thousands of patients in need of their health care services throughout the United States.

On or about November 4, 2002, litigation ensued on both the state and federal levels between NCFE, on the one hand, and the Debtors and the Providers, on the other, who financed their receivables through NCFE.  Reciprocal restraining orders were issued in both the state and federal courts, having the effect of freezing the Debtors’ cash flow.  On or about November 14, 2002, Med, on behalf of all of the Debtors, sought, but did not receive, an order from the federal court in Columbus, Ohio, which would have released liens of NCFE on future accounts receivable in order to obtain short-term financing in an attempt to forestall bankruptcy.  On November 18, 2002, NCFE filed its own chapter 11 case in the United States Bankruptcy Court for the Southern District of Ohio (Eastern Division) in Columbus, Ohio, thereby imposing an automatic stay of the Debtors’ efforts to secure access to proceeds of their accounts receivable.  Meanwhile, NCFE continued to collect the proceeds of the Debtors’ accounts receivables, including a substantial amount of “Non Purchased Receivables”, including virtually all of the Debtors’ accounts receivables generated on or after October 21, 2002.

On April 21, 2003, NCFE filed proofs of claim totaling approximately $99,570,000 in the Debtors’ bankruptcy cases.

2.             The Bank’s Secured Claims Against the Debtors

In late 2001, the Bank loaned Med $70,000,000, evidenced by certain subordinated debentures reflecting an aggregate principal owing to the Bank in that amount, dated as of December 28, 2001, issued by Med to the Bank (the “Original Debentures”).  The due date for the Original Debentures was June 28, 2002.

Med was unable to repay the Original Debentures when they became due on June 28, 2002.  In June 2002, Med commenced a lawsuit against the Bank and certain other parties, and the Bank filed its own action against Med, NCFE and certain of their respective executives, among others.

In August 2002, Med, NCFE and the Bank agreed to settle the claims among themselves by entering into certain agreements, including, without limitation, the Amendment Agreement dated as of June 28, 2002 (the “Amendment Agreement”).  Pursuant to the Amendment Agreement and related documents, Med entered into five amended debentures (the “Amended Debentures”) in the aggregate principal amount of $57,500,000, which, among other things, extended the maturity date of the Original Debentures for two years, to June 28, 2004.  TEGCO Investments, LLC also agreed to purchase from the Bank one of the Original Debentures for a purchase price of $12,500,000.

In connection with the execution of the Amendment Agreement, Med executed a Security Agreement dated as of June 28, 2002 (the “Med Security Agreement”), in which Med granted the Bank a security interest in, among other things, certain of Med’s accounts receivable and related contract rights and a pledge of stock in certain of its subsidiaries, including the Debtors, Resource Pharmacy, and Trestle (collectively, the “Med Subs”).

As part of the same transaction, certain of Med’s subsidiaries, including the Med Subs, executed a Med Subsidiaries Pledge and Security Agreement dated as of June 28, 2002 (the “Med Sub Security Agreement”), in which the Med Subs and certain other affiliated entities granted the Bank a security interest in, among other things, certain accounts receivable of such entities and a pledge of stock in certain of their subsidiaries.

The security interests the Bank received under the Med Security Agreement and the Med Sub Security Agreement were evidenced by UCC-1 Financing Statements, which were filed on or about August 14, 2002.

On April 21, 2003, the Bank filed a proof of claim in the amount of $150,000,000 in each of the Debtors’ chapter 11 cases.

On June 9, 2003, Chartwell Home Therapies, L.P. (“CHT”) and Chartwell Management Company, Inc. (“CMC”) entered into a Proceeds Distribution Agreement with the Bank.  Under the terms of this agreement, CHT has agreed to split proceeds with the Bank from cash distributions from joint ventures owned by CHT.  CHT and CMC have also granted to the Bank a security interest in all such proceeds and on substantially all of the assets of CHT and CMC.  The Bank has agreed to remove permanently certain liens it placed on joint ventures partially owned by CHT.  The obligations to split proceeds from distributions terminate at the time when a reorganization plan is confirmed in the Bankruptcy Cases.

C.            Commencement of this Chapter 11 Case

On November 27, 2002 (the “Petition Date”), the Debtors commenced their chapter 11 Cases in order to gain access to their accounts receivable, and the proceeds thereof, and to reestablish a cash flow that would enable the Debtors to continue in business and provide essential health care related services to their patients.

D.            Significant Events During the Chapter 11 Case

1.             First Day Orders Entered by the Bankruptcy Court

Shortly after the Petition Date, on December 2, 2002, the Bankruptcy Court conducted a “First Day Hearing.”  At the First Day Hearing, the Bankruptcy Court entered orders approving several motions including:

a)             Motion for an Order Directing Joint Administration of Cases Pursuant to Fed. R. Bankr. P. 1015(b);

b)            Emergency Motion for Order Authorizing Debtors to Pay Certain Pre-Petition Wages, Payroll Taxes, Employee Benefits, Reimbursable Expenses and Insurance;

c)             Motion for Order Authorizing (1) Maintenance of Pre-Petition Bank Accounts; and (2) Continued Use of Business Forms; and

d)            Debtors’ Emergency Motion for Interim and Final Orders Authorizing Use of Cash Collateral.

2.             The Appointment of the Committees

The Office of the United States Trustee (the “U.S. Trustee”) thereafter appointed a committee to represent the interests of the unsecured creditors in the Med Case.  The Official Committee of Unsecured Creditors of Med (the “Committee”) was appointed on December 24, 2002 and includes the following members:

a.             Network Pharmaceuticals;

b.             Dr. Murray Firestone;

c.             Mr. George Kuselias

d.             The Moncrief Settlement & Trust; and

e.             Mr. Thomas Campbell

The Bankruptcy Court thereafter authorized the Committee to retain Thelen Reid & Priest LLP as its counsel and Executive Sounding Board Associates, Inc. as its financial advisor.

3.             The Debtors ’ Use of Cash Collateral

As noted above, one of the Debtors’ “first day” motions was their Emergency Motion for Interim and Final Orders Authorizing Use of Cash Collateral, pursuant to which the Debtors sought authority from the Bankruptcy Court to use the proceeds of their accounts receivable, in which NCFE and the Bank each asserted rights and security interests, to fund the Debtors’ necessary day-to-day costs and expenses of operating their businesses under the protection of chapter 11 while pursuing their efforts to secure financing to replace that previously provided by NCFE.  Through its Order Authorizing (1) Emergency Use of Disputed Cash Under Bankruptcy Code Sections 105(a), 363(c) and 364 and Federal Rule of Bankruptcy Procedure 4001(b); and (2) Scheduling Interim and Final Hearings on Motion for Use of Disputed Cash, dated December 4, 2002, and its Order Authorizing (1) Emergency Interim Use of Disputed Cash Under Bankruptcy Code Sections 105(a), Section 363(c) and Federal Rule of Bankruptcy Procedure 4001(b); and (2) Scheduling Final Hearings on Motion for Disputed Cash, dated December 13, 2002, the Bankruptcy Court authorized the Debtors’ use of up to $3.3 million and $4.5 million, respectively, of such proceeds.  NCFE also “advanced” to Med $1 million it previously had collected on account of the Debtors’ accounts receivable.

To the extent that the “Disputed Cash” was owned by NCFE, NCFE was granted a first priority replacement lien on the Debtors’ assets in the amount of such Disputed Cash used by the Debtors.  If, on the other hand, it was thereafter determined that the Disputed Cash was not owned by NCFE, but rather only its “cash collateral”, NCFE was granted a replacement lien in such assets to secure any diminution in NCFE’s cash collateral resulting from the Debtors’ use.  In the event either such lien proved insufficient to protect NCFE’s interests, NCFE was granted so-called “super-priority” administrative claims senior in priority to the rights of other holders of administrative expense claims.  The Bank also was granted similar liens and super-priority administrative expense claims to the extent its interests were diminished by the Debtors’ use of cash collateral.  The liens and claims of NCFE and the Bank were granted the same priority, validity and perfection as existed prior to the commencement of the Debtors’ cases.  NCFE also was granted post-petition liens and super-priority administrative claim rights on account of its $1 million advance.

4.             The Debtors ’ Post-Petition Factoring Arrangement With Sun Capital Health Care, Inc.

The Debtors thereafter proceeded to negotiate and finalize with Sun Capital HealthCare, Inc. (“Sun Capital”) a post-petition accounts receivable factoring arrangement to replace the financing provided by NCFE prior to the commencement of the Debtors’ chapter 11 cases.  Pursuant to the Bankruptcy Court’s Final Order (I) (A) Authorizing Entry Into Postpetition Factoring Agreement; (B) Granting Security Interests and Super Priority Administrative Expense Treatment: and (C) Approving Factor’s Fees and Expenses; (II) (A) Authorizing Turnover of Funds to NPF Entities, (B) Authorizing Use of Cash Collateral; and (C) Granting Adequate Protection, dated December 23, 2002, the Bankruptcy Court:

a)             Authorized the Debtors to enter into a Master Purchase and Sale Agreement with Sun Capital, pursuant to which the Debtors were authorized to sell to Sun Capital to obtain necessary financing certain of their accounts receivable not previously factored to NCFE.

b)            As security for the Debtors’ obligations thereunder, granted Sun Capital first priority liens on all of the Debtors’ postpetition receivables and all of their “post-cutoff date” prepetition receivables and a super-priority administrative expense claim, other than with respect to certain “Carve-Out Expenses”; and

c)             Granted junior liens and superpriority expense claims to NCFE and the Bank as adequate protection for any further use of their cash collateral or diminution in its value, subject to the liens and superpriority administrative expense claims granted to Sun Capital.

5.             CDSI’s Post-Petition Financing Agreement With Chartwell Home Therapies, L.P. and the Bank; Proceeds Distribution Agreement

As of the commencement of the Debtors’ chapter 11 Cases, the Bank asserted liens on, among other things, the assets of various of the eight joint partnership ventures known as the “National Centers of Excellence” or “NCOE’s”, for which Chartwell Home Therapies L.P. (“CHT”), an indirect subsidiary of Med, serves as general partner.  Med and CHT questioned the scope of the liens asserted by the Bank directly on the assets of the NCOE’s and further questioned the propriety of the filing of such liens.  Meanwhile, various of the NCOE’s withheld further distributions to the Debtors and threatened to terminate or otherwise discontinue their relationships with the Debtors if the issue was not promptly resolved.

In order to resolve those disputes, the Bank agreed to remove its liens on the NCOE’s in exchange for expanded liens on CHT and Chartwell Management Company, Inc. (“CMC”), another indirect subsidiary of Med which manages the NCOE’s, and receipt of certain funds distributed by the NCOE’s, which ordinarily would be distributed to CHT and then to Med.  The Bank’s removal of the liens on the NCOE’s and the related settlement secured the Bank’s right to the economic entitlements available to CHT, CMC and Med, without directly encumbering the assets of the NCOE’s.

Accordingly, on June 6, 2003, CHT, CMC, and the Bank entered into a Proceeds Distribution Agreement (“PDA”) which, among other things, required that distributions payable to or for the benefit of CHT and CMC be wired into accounts under the direction and control of PIBL.  After collection of designated amounts of such funds to be applied to the Debtors’ obligations to the Bank, the Bank in turn would remit the remaining balance to CHT, subject to the Bank’s lien on such funds and all other assets of CHT and CMC.  The PDA terminates by its terms upon confirmation of any plan or plans of reorganization.

Pursuant to the Emergency Motion of Debtor and Debtor in Possession for an Interim Order (A) Authorizing Post Petition Financing From Chartwell Home Therapies, L.P., (B) Scheduling A Final Hearing, and (C) Granting Certain Related Relief, dated September 2, 2003, and approved by an interim order of the Bankruptcy Court dated September 26, 2003 and a final order, dated October 10, 2003, CHT and Med entered into a Loan Agreement pursuant to which

CHT agreed to advance to Med on an as-needed basis the balance of the NCOE funds remitted to CHT by the Bank, which funds were to be used by Med for its business operations.  The loans are evidenced by Notes, bear interest at 10% per annum and are due and payable 540 days from the date of any such Notes.  The loans are unsecured, entitling CHT only to assert an administrative expense claim against CDSI for any amounts due.  At present, the principal balance due on account of such Notes is $2,310,000.

6.             Significant Litigation Matters

As of the commencement of the chapter 11 Cases, the Debtors were parties to a variety of suits, many of which involved claims against the Debtors which will be resolved as part of the claims resolution process without the need for further litigation.  Certain of the suits pending as of the filing of the chapter 11 Cases, as well as others commenced by the Debtors since then, involve claims by the Debtors against third parties which may yield recoveries available to fund the Plan and the distributions thereunder.  Following is a brief summary of those matters:

(a)           The Savitsky Litigation

Med is a plaintiff in the adversary proceeding styled Med Diversified, Inc. and Tender Loving Care Health Care Services, Inc. v. Stephen Savitsky, et al., Adversary No. 03-08243 and pending in the Med chapter 11 proceeding (the “Savitsky Litigation).  In the Savitsky Litigation, Med seeks to avoid and recover certain avoidable transfers and obligations (collectively, the “Transfers”) which Med made to or for the benefit of the defendants Stephen Savitsky, David Savitsky and Dale R. Clift (collectively, the “Defendants”).  Med seeks to avoid and recover certain of the Transfers as preferential payments under section 547 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (the “Bankruptcy Code”).  Med also seeks to avoid and recover certain of the Transfers as fraudulent transfers and/or conveyances under sections 544 and/or 548 of the Bankruptcy Code; sections 270 through 276 of the New York State Debtor and Creditor Law; and Section 5 of the Massachusetts Uniform Fraudulent Transfer Act (“MUFTA”).  At trial,  Med will seek a judgment of not less than $6,573,637.99 from Stephen Savitsky; $3,121,864.47 from David Savitsky; and $3,039,422.92 from Dale R. Clift, all together with attorneys’ fees, plus interest.  Discovery is continuing in the Savitsky Litigation and no trial date has been scheduled.

(b)           National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF X, Inc., NPF XII, Inc., NPF Capital, Inc.

On May 20, 2003, Med, CDSI, CCG, CCS, and Resource Pharmacy, filed a lawsuit against NCFE and five legal affiliates of NCFE in the Bankruptcy Court (Med Diversified, Inc., Chartwell Diversified Services, Inc., Chartwell Care Givers, Inc., Chartwell Community Services, Inc., and Resource Pharmacy, Inc. v. National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF, VI, Inc., NPF X, Inc., NPF XII, Inc., NPF Capital, Inc., United States Bankruptcy Court for the Eastern District of New York, Adversary Proceeding No. 1-03-01320).  The Debtors contend that the Defendants engaged in a course of conduct, whereby they fraudulently promised attractive returns to investors.  The Debtors believe that the Defendants diverted investments and concealed the scheme by fraudulently manipulating the use of new investments.  Med believes that the Defendants used the Debtors as an instrumentality to further this fraudulent conduct, harming the Debtors’ estates.  The Debtors also brought causes of action under theories of unjust enrichment and fraud.

There are certain claims against Med arising from transfers of funds from the Defendants to Med, including the Defendants’ purported secured and unsecured loans, purchases of receivables and other advances.  Med seeks to recharacterize these claims as equity interests, and to the extent that such claims are recharacterized as equity interests, the Debtors seek to subordinate those interests to those of the other equity holders.  Further, the Debtors seek turnover of overfunded reserves and accrued subservicing fees by certain of the Defendants and recovery for breach of certain sales and subservicing agreements between the Defendants.  The Debtors also seek recovery for the Defendants’ breach of commitments in connection with a bond initiative sponsored by PIBL, as well as breach of the preferred provider agreements, entered into between NCFE and the Debtors in February 2000.  The Debtors also seek recovery of fraudulent transfers.

(c)           CCG Committee Objection to the Bank’s Claims

On July 3, 2003, the CCG Committee filed a lawsuit and objection to claims against the Bank in the Bankruptcy Court (Official Committee of Unsecured Creditors of Chartwell Care Givers, Inc. v. Private Investment Bank Limited, United States Bankruptcy Court for the Eastern District of New York, Adversary Proceeding No. 03-8296).  The lawsuit contains four counts against the Bank as follows: 1) avoidance of claims and transfers pursuant to 11 U.S.C. § 548; 2) avoidance of claims and transfers pursuant to 11 U.S.C. § 544 and New York debtor and creditor law; 3) declaratory judgment that the Bank’s claims against CCG are non-recourse; and 4) objection to claims.  Through the lawsuit and objection to claims, the CCG Committee alleges that CCG and other subsidiaries of Med, did not receive anything of value in exchange for the grant of collateral to the Bank, and did not receive reasonably equivalent value in exchange for the liens and claims asserted by the Bank.

The Bank answer was scheduled, by the Bankruptcy Court, to be due on August 6, 2003.  On or about October 6, 2003, the Bankruptcy Court entered the Stipulated Order Allowing the Debtors Request for an Extension of the Exclusivity Periods and Allowing the Motion by Official Committee of Unsecured Creditors for Chartwell Care Givers, Inc. to Commence and Prosecute Litigation Against Private Investment Bank Limited and Others.  In accordance with the foregoing stipulation, the Bank timely filed an answer to the complaint on November 5, 2003.  Discovery was proceeding in this matter and a pretrial conference was scheduled for April 14, 2004, with a trial scheduled to commence no later than July 1, 2004.  On February 27, 2004, the CCG Committee filed the Motion for Extension of Discovery Deadlines and Continuance of Dates for Pretrial Conference and Trial.  Through the foregoing motion, the CCG Committee requests a continuance of the discovery, pretrial and trial dates due to a settlement reached by and between the CCG Committee and the Bank, and the CCG Committee’s desire to avoid potentially incurring unnecessary costs to complete discovery and prepare for litigation in the event the Bank successfully sponsors a plan of reorganization.  The CCG Committee’s motion to continue the various dates is scheduled to be heard before the Bankruptcy Court on March 12, 2004.

(d)           The Settlement by and among the Bank, NCFE and the CCG Committee

In February, 2004, the Bank and NCFE, with its jointly administered debtor affiliates (the “NCFE Debtors”), entered into a Settlement Agreement and Release (the “Bank/NCFE Settlement Agreement”).

In the Bank/NCFE Settlement Agreement, the NCFE Debtors assign to the Bank all of their rights and interests in and to its claims against and interests in, among others, the Debtors and certain of Med’s non-debtor subsidiaries; provided, however, that the NCFE Debtors do not transfer their interests in and claims to a certain escrow account maintained by Sun Capital (the “Sun Capital Escrow Account”).  A condition precedent to this assignment is that the Debtors and the Med Committee release: (1) all claims that the Debtors may have against TLC; (2) all claims that the Debtors may have against the NCFE Debtors and (3) all claims that the Debtors may have against a certain escrow account maintained by Sun Capital Escrow Account.  To the extent that these conditions precedent are not satisfied and are waived by the NCFE Debtors then the Bank agrees to pay to the NCFE Debtors any proceeds of any recovery by the Bank on claims which the NCFE Debtors have assigned to the Bank in an amount equal to the amount by which the NCFE Debtors’ claims against the TLC estate are diminished by the failure of these conditions precedent.

In the Bank/NCFE Settlement Agreement, the Bank assigns to the NCFE Debtors all of its rights and interests in and to its claims against and interests in the TLC Debtors.  A condition precedent to this assignment is that TLC Debtors and the official committee of unsecured creditors in the TLC Debtors bankruptcy cases release all claims that TLC may have against, among others: (1) the Debtors and certain of Med’s non-debtor subsidiaries; and (2) the Bank.  To the extent that these conditions precedent are not satisfied and are waived by the Bank, then the NCFE Debtors agree to pay to the Bank any proceeds of any recovery by the NCFE Debtors on claims which the Bank has assigned to the NCFE Debtors in an amount equal to the amount by which the Bank’s claims against the Debtors’ estates are diminished by the failure of these conditions precedent.

With respect to the Sun Capital Escrow Account: (1) the cash amount of $400,000 is to be paid to PIBL; and (2) the remainder of the Sun Escrow Account is to be transferred to the NCFE Debtors.

In February, 2004, the Bank and the CCG Committee entered into a term sheet  (the “Bank/CCG Committee Settlement Agreement”).  Under the Bank/CCG Settlement Agreement, the Bank agreed to the terms of a plan of reorganization.  Under the Bank/CCG Settlement Agreement, general unsecured creditors of CCG will be the beneficiaries of a note in the face amount of $1.8 million, payable over one year at a rate of six per cent (6%), on a two year amortization schedule.  This note will be secured by a first priority blanket lien on all of the assets, subject certain working capital financing.  Further, if the Med general unsecured creditors collectively receive more than $1.8 million on account of their claims, then CCG’s general unsecured creditors will receive a like amount in excess of $ 1.8 million, with a cap of $550,000 on such excess.  As a result of the Med Settlement (defined below) the general unsecured creditors of CCG will receive a note for $2,350,000.

(e)           The Settlement by and among the Bank, NCFE and the Committee

In March, 2004, the Bank, the Committee and NCFE, with its jointly administered debtor affiliates (the “NCFE Debtors”), agreed to settle, among other things, the Committee’s objection to the Bank’s Claims and the Committee’s Motion for Substantive Consolidation (the “Med Settlement”).  The terms of the Med Settlement are incorporated in the Plan.

Pursuant to the Med Settlement, the holders of Allowed Claims in Class 10A (i.e. the holders of general unsecured claims against the Debtor excluding the holders of Magliochetti Related Claims) shall receive $5,250,000 on the Effective Date of the Plan (the “Med Settlement Payment”).

7.             Appointment of the Facilitator

Throughout these chapter 11 Cases, the Debtors have endeavored to reach an amicable resolution through a consensual plan of reorganization that is in the best interests of the Debtors’ various creditor constituencies and that maximized their recoveries under any such plan.  Such a resolution proved difficult, however, because of the nature and extent of the competing claims of those creditor constituencies and the difficulties in achieving any consensual resolution.  The Bank and NCFE both asserted secured claims encumbering all of the Debtors’ assets.  The CCG Committee and the Med Committee threatened or asserted a variety of challenges to the claims of the Bank and, as discussed above, the Debtors commenced an adversary proceeding against NCFE asserting a wide range of claims and defenses to NCFE’s claims and seeking to subordinate such claims to the claims of other creditors of the Debtors and/or to recharacterize such claims, in whole or in part, as equity.  Meanwhile, the chapter 11 Cases languished, with the possibility that resolution of the chapter 11 Cases would have to await the resolution of extensive and protracted litigation.  In the meantime, certain of the Debtors’ creditor constituencies advocated the sale of all or substantially all of the Debtors’ assets in lieu of a plan of reorganization.

Pursuant to Section 1121 of the Bankruptcy Code, the Debtors held the exclusive right to file a plan or plans of reorganization for a period 120 days following the commencement of the chapter 11 Cases and, upon filing any such plan or plans, an additional 60 days exclusive period to solicit acceptances of any such plan or plans (the “Exclusivity Periods”).  The Bankruptcy Court, however, has the right for cause shown to extend the Debtors’ Exclusivity Periods.  Throughout these cases, the Bankruptcy Court has granted the Debtors a variety of extensions of the Exclusivity Periods, the most recent of which expires on March 8, 2004.

In connection with the Debtors’ third motion to extend the Exclusivity Periods, certain of the Debtors’ creditor constituencies opposed any such extension and sought instead to initiate a process for the sale of all or substantially all of the Debtors’ assets.  As a result, the Bankruptcy Court, on October 3, 2003, entered its Order Appointing Facilitator Under 11 U.S.C. §105.  Pursuant to that order, the Court appointed James L. Garrity, Jr. as a Facilitator in the cases of TLC and the Debtors “to facilitate the process of obtaining proposals for the purchase of the businesses and assets of the Med Debtors and the TLC Debtors under 11 U.S.C. §363 or under a chapter 11 plan.”  Among other things, the order also granted the Facilitator authority to direct the process of providing due diligence information to prospective purchasers and plan proponents, determine what due diligence information the Debtors should provide and ensure access to such due diligence information.

8.             The Sale Process

After his appointment, the Facilitator engaged in numerous communications with representatives of the Debtors, the TLC Debtors, the CCG Committee, the Med Committee, the Official Committee of Unsecured Creditors of TLC (the “TLC Committee”), the Bank and NCFE with respect to the process for soliciting proposals for the purchase and sale of the Debtors’ and the TLC Debtors’ businesses and/or assets and/or the funding of a plan or plans of reorganization.  The same parties likewise appeared at a telephonic hearing before the Bankruptcy Court on October 22, 2003, which resulted in the parties’ submission of an Order Establishing Deadlines Regarding Sale and Plan Process and Extending Exclusivity Periods Pursuant to 11 U.S.C. §1121 (the “Procedures Order”).  The Procedures Order was entered by the Bankruptcy Court on November 7, 2003 and provided, among other things, as follows:

a)             Due diligence by parties interested in submitting an offer to purchase any or all of the TLC Debtors’ or Med Debtors’ assets or businesses and/or fund a plan or plans of reorganization for any of the Debtors and wishing to be considered as a so-called “Stalking Horse Bid” was to be completed by 5:00 pm. on November 21, 2003.

b)            Written offers were to be submitted by 5:00 p.m. on November 25, 2003, which offers were to be shared with the legal and financial advisors of the Bank, NCFE, the CCG Committee, the Med Committee and the TLC Committee (collectively, the “Oversight Committee”).

c)             Two in-person meetings and weekly conference calls were to take place among the Facilitator, the Med and TLC Debtors and the Oversight Committee to discuss the sale process and to discuss any and all bids and the selection of one or more Stalking Horse Bids.

d)            Subject to the input and agreement of the Oversight Committee, the Debtors, on or before December 10, 2003 could select one or more parties submitting an offer to finalize one or more Staking Horse Bids.  In the event the Debtors and the Oversight Committee could not reach agreement, the Facilitator could make the selection.  However the Procedures Order also provided that the Debtors, the Oversight Committee and the Facilitator also could agree not to select a Stalking Horse Bid from the offers submitted.

Pursuant to the Procedures Order, in tandem with the Facilitator and under the oversight of the Oversight Committee, the Debtors actively solicited offers to purchase any or all of their assets or to fund a plan or plans of reorganization.  In addition to any person or entity who had previously expressed an interest, the Debtors identified others that they thought might have an interest and solicited additional suggestions from the Oversight Committee.  As a result, the Debtors sent written solicitations of offers to more than 30 entities.

As a result of the foregoing, the Debtors received various expressions of interest and, after further due diligence by some of those interested parties, offers of Stalking Horse Bids for various of the Debtors’ assets and equity interests.  Upon reviewing those bids and consultation with the Oversight Committee, however, the Debtors and the Oversight Committee concluded that all of the bids were insufficient and, therefore, elected not to select any stalking horse bidder or bidders pursuant to the Procedures Order.

Nevertheless, the Debtors, the Oversight Committee and the Facilitator elected to continue their efforts to secure higher bids in an amount sufficient to serve as stalking horse bids in an auction sale process.  At the conclusion of those efforts, with the support of members of the Oversight Committee other than the Bank, the Debtors executed non-binding letters of intent with U.S. Health Services Corporation (“US Health”) and Chartwell Acquisition, LLC (“Chartwell Acquisition”).

The terms of the proposed sales to US Health are described in detail in the Motion of Chartwell Diversified Services, Inc. for Entry of Order (A) Authorizing and Approving Equity Purchase Agreements With U.S. Health Services Corporation, and (B) Authorizing And Approving (1) Sale Of Equity Interests Free and Clear Of Liens, Claims and Encumbrances, (2) Assumption and Assignment of a Certain Limited Partnership Agreement, and (3) Consummation of Transactions and the purchase agreements attached thereto, which were filed with the Bankruptcy Court on February 19, 2004.  By way of brief summary, US Health proposes to purchase the Debtors’ equity interests in the NCOE’s for a purchase price of up to $13 million, $12 million of which is payable in cash on the closing date and the balance payable pursuant to a note payable in 18 months without interest.  The note, however, is subject to setoff or recoupment by US Health in an amount not to exceed $800,000 on account of any valid indemnification claims which might arise during that 18 month period.

The terms of the proposed sale to Chartwell Acquisition are described in detail in the Motion of Med Diversified, Inc., Chartwell Care Givers, Inc. and Chartwell Community Services, Inc. for Entry of Orders (A) Authorizing and Approving Purchase Agreement With Chartwell Home Services Acquisition LLC, and (B) Authorizing and Approving (1) Sale of the Equity Interest of Chartwell Diversified Services, Inc. Free and Clear of All Liens, Claims and Encumbrances, (2) Assumption of Certain Executory Contracts and Unexpired Leases by Seller, (3) Retention by Seller of All Liabilities Except for Certain Scheduled Liabilities, and (4) Consummation Of Transactions and the purchase agreement attached thereto, which were filed with the Bankruptcy Court on February 19, 2004.  By way of brief summary, Chartwell Acquisition proposes to purchase CDSI’s equity interest in CCG and CCS, excluding any interest in the NCOE’s, and to purchase all of the outstanding common stock and specified assets of CCG and CCS for an aggregate purchase price of $11,200,001, while assuming only specified “continuing liabilities”, consisting of up to $2.1 due and owing to Sun Capital, and Normal Business Liabilities (“NBL”), Employee Benefit Liabilities (“EBL”) and Insurance Overpayments (“IOP”) in an amount not to exceed $7,500,000.  Allocated as between CCG and CCS, Chartwell Acquisition proposes to pay $3,200,000 and assume up to $3,100,000 of NBL,

EBL and IOP with respect to CCG and to pay $8,000,000 and assume up to $4,400,000 of NBL, EBL and IOP with respect to CCS.

9.             The Competing Plan Process

Meanwhile, after the Debtors had undertaken to proceed to finalize the sale agreements and seek approval of those sales, the Bank, NCFE and the CCG Committee all reached agreements for a consensual reorganization of the Debtors upon the terms embodied in the Plan.  On February 4, 2004, the Bankruptcy Court entered its Order Scheduling Hearings and Fixing Deadlines.  In that order, among other things, the Bankruptcy Court:

a)             Ordered the Debtors or the Med Committee to submit the agreement for the sale of the NCOE’s to US Health and notice it for hearing at 10:00 a.m. on March 12, 2004;

b)            Ordered the Debtors to file this Disclosure Statement and Plan by 4:00 p.m. on March 5, 2004;

c)             Scheduled the hearing on the adequacy of such Disclosure Statement for April 2, 2004 at 10:00 a.m.; and

d)            Scheduled the hearing on confirmation of the Plan for April 30, 2004 at 10:00 a.m.

The chapter 11 Cases thus have proceeded on a “dual track” while competing higher and better counter offers are solicited.  The Plan, however, does not contemplate any such sale.  To the contrary, it is premised upon the reorganization of the Debtors’ businesses, without any such sale, and can only be consummated if the proposed sales are not approved.  The Court continued the hearing on the proposed sales to April 16, 2004.

III.           ASSETS AND LIABILITIES OF THE DEBTOR’S ESTATE

The Debtor’s assets and liabilities are identified on the Liquidation Analysis attached hereto as Exhibit B.(2)

IV.           SUMMARY OF THE PLAN OF LIQUIDATION

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE, CLASSIFICATION, TREATMENT, AND IMPLEMENTATION OF THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN, WHICH ACCOMPANIES THIS DISCLOSURE STATEMENT AS EXHIBIT A.

(2)           The Debtor is in the process of completing Exhibit “B,” and will file the final version no later than five (5) days before the Disclosure Statement hearing.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO IN THE PLAN.  THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO IN THE PLAN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO IN THE PLAN, WHICH ARE OR WILL HAVE BEEN FILED WITH THE CLERK OF THE BANKRUPTCY COURT, WILL CONTROL THE TREATMENT OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, THE DEBTORS, AND OTHER PARTIES IN INTEREST.

A.            Classification and Treatment of Claims and Interests

Under the Plan, Claims against, and Interests in, the Debtor are divided into “Classes of Claims” or “Classes” according to their relative priority and other criteria.  Though the Plan is divided into Classes, the Plan does not seek to allow any Claim, any particular holder of a Claim’s entitlement to distributions under the Plan, or, other than for voting purposes, a holder of a Claim’s entitlement to qualify for a particular Class.

Section 1123 of the Bankruptcy Code requires that a plan of reorganization classify the claims of a debtor’s creditors (other than certain claims, including expenses of administration and taxes) and the interests of its equity holders.  The Bankruptcy Code also provides that, except for certain claims classified for administrative convenience, a plan of reorganization may place a claim of a creditor or an interest of an equity holder in a particular class only if such a claim or interest is substantially similar to the other claims or interests of such class.  The Plan does not classify expenses of administration and priority taxes.

The Debtor believes that it has classified or not classified all Claims and Interests in compliance with the requirements of Section 1123 of the Bankruptcy Code.  If a holder of a Claim or Interest challenges such classification of Claims or Interests and the Bankruptcy Court finds that a different classification is required for the Plan to be confirmed, then the Debtor, to the extent permitted by the Bankruptcy Court, intends to make such reasonable modifications to the classifications of Claims or Interests under the Plan to provide for whatever classification might be required by the Bankruptcy Court for confirmation.  EXCEPT TO THE EXTENT THAT SUCH MODIFICATION OR CLASSIFICATION ADVERSELY AFFECTS THE TREATMENT OF A HOLDER OF A CLAIM OR INTEREST AND REQUIRES RE-SOLICITATION, ACCEPTANCE OF THE PLAN BY ANY HOLDER OF A CLAIM PURSUANT TO THIS SOLICITATION WILL BE DEEMED TO BE A CONSENT TO THE PLAN’S TREATMENT OF SUCH HOLDER REGARDLESS OF THE CLASS TO WHICH SUCH HOLDER IS ULTIMATELY DEEMED TO BE A MEMBER.

The Bankruptcy Code also requires that a plan of reorganization provide the same treatment for each Claim or Interest in a Class unless the holder of a particular Claim or Interest agrees to less favorable treatment of its Claim or Interest.  The Debtor believes that it has complied with such standard.  If the Bankruptcy Court finds otherwise, then it could deny confirmation of the Plan if the holders of affected Claims do not consent to the treatment afforded them under the Plan.

The Plan divides Claims and Interests into 14 Classes.  Administrative Expense Claims and Priority Tax Claims have not been classified and are excluded from the Plan’s Classes in accordance with Section 1123(a)(1) of the Bankruptcy Code.  A Claim or Interest is included in a particular Class only to the extent that such Claim or Interest fits within the description of that Class and, unless otherwise set forth in the Plan, is included in a different Class to the extent that any remainder of such Claim or Interest fits within the description of such different Class.  A Claim or Interest is included in a particular Class only to the extent that such Claim is Allowed in that Class and has not and will not be paid prior to the Effective Date.

B.            Treatment of Unclassified Administrative Expense Claims and Priority Tax Claims

1.             Administrative Expense Claims

Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date or the date on which the Administrative Claim is allowed, the Debtor or the Liquidating Trust, as applicable, will pay to each Creditor holding an Allowed Administrative Claim, unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtor shall be paid in full and performed by the Debtor in accordance with the terms and conditions of the particular transactions and any applicable agreements.  United States Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6).

2.             Bar Date for Administrative Claims

All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Cases, and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. § 1930) shall be filed no later than thirty (30) days after the Effective Date.  Any such Claim not filed within this deadline shall be forever barred and the Debtor, the Estate, the Liquidating Trust, the Litigation Trust and Med Creditors’ Trust shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Debtor, the Estate, the Liquidating Trust, the Litigation Trust and the Med Creditors’ Trust, or any of their respective properties.  The Allowed Administrative Claims of Professionals incurred through the Effective Date shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtors, prior to the Effective Date, or the Liquidating Trust, after the Effective Date.  Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the Effective Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to this paragraph.

Any Claim arising on or after the Effective Date shall be asserted against the Med Creditors’ Trust, the Litigation Trust, or the Liquidating Trust, as applicable, and shall not be dealt with under this Plan.

3.             Allowed Tax Claims

Unless the holder of an Allowed Tax Claim agrees otherwise, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Tax Claim the principal amount of such Allowed Claim, without post-petition interest.

In the Schedules and Statements filed by the Debtors with the Bankruptcy Court, the Debtor scheduled aggregate priority claims against Med of $1,218.  On or before the April 21, 2003 deadline for filing such claims fixed by the Bankruptcy Court (the “Bar Date”), an aggregate of $59,200 of claims were filed against the Debtor.  While the Debtor has not yet undertaken a detailed review of such claims, the Debtor believes that Allowed Tax Claims will not exceed $59,200.

C.            Classification of Claims and Equity Interests

Under the Plan, Allowed Claims and Interests are divided into the following Classes:

Class 1	Secured Claims of the Bank	Impaired

Class 2	Secured Claims of the NCFE Entities	Impaired

Class 3	Secured Claim of AIG	Unimpaired

Class 4	Secured Claim of CIT	Unimpaired

Class 5	Secured Claim of Sunrise	Unimpaired

Class 6	Secured Claim of Sun Capital	Unimpaired

Class 7	All Other Secured Claims	Unimpaired

Class 8	Priority Claims	Unimpaired

Class 9	Unsecured Personal Injury Claims	Impaired

Class 10A	General Unsecured Claims	Impaired

Class 10B	Magliochetti Related Claims	Impaired

Class 11	Subordinated Claims	Impaired

Class 12	Inter-Debtor Claims	Impaired

Class 13	Interests in Med	Impaired

Unless otherwise specifically provided for in the Plan, the Confirmation Order, other Bankruptcy Court orders or required by applicable bankruptcy law, interest shall not accrue on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on account of any Claim.  Interest also shall not accrue or be paid on any Claim for the period from the Petition Date to the date a Disputed Claim becomes an Allowed Claim.

The treatment of Claims and Interests under the Plan depends on the Class of such Claim or Interest and whether and to what extent such Claims or Interests are Allowed.  The Claims and Interests in each Class and the treatment of such Allowed Claims and Allowed Interests are described below.

1.             Class 1 Claims of the Bank

Class 1 is impaired.  After the CCG Note, the CCS Note and the CDSI Note are paid in full, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.  On the Effective Date, CDSA shall receive the CDSI Shares; and the Bank shall receive all of the senior notes, Class A preferred stock and Class A common stock of CDSA, representing substantially all of the value of CDSA on the Effective Date as further consideration for its Class 1 Claims.

To the extent that a creditor in Class 1 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

2.             Class 2 Claims of the NCFE Entities

Class 2 is impaired.  The Claims of the NCFE Entities have been assigned to the Bank.  As a result, after the CCG Note, the CCS Note and the CDSI Note are paid in full, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

To the extent that a creditor in Class 2 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

3.             Class 3 Claim of AIG

Class 3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 3 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 3 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

4.             Class 4 Claim of CIT

Class 4 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 4 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 4 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

5.             Class 5 Claim of Sunrise

Class 5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 5 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

6.             Class 6 Claim of Sun Capital

Class 6 is unimpaired.  To the extent that the Allowed Class 6 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class 6 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtor.

7.             Class 7 Claims of Other Secured Creditors

Class 7 is unimpaired.  On the Effective Date of the Plan, the Liquidating Trust Trustee shall surrender to the holders of an Allowed Secured Claim in Class 7 such property of the Estate as may be security and collateral therefor.

To the extent that a Creditor in Class 7 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

8.             Class 8 Priority Claims

Class 8 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class 8 the principal amount of such Allowed Claim, without interest.

9.             Class 9 Unsecured Personal Injury Claims

Class 9 is impaired.  Except to the extent that the holder of such Claim agrees to different treatment, the holders of Claims in Class 9 will retain their Claims and rights of action against the Debtor but will not receive any distribution under the Plan.  Any judgment obtained by the holders of Claims in Class 9 against the Debtor may be executed and enforced in accordance with applicable non-bankruptcy law only against insurers that issued and/or insurance proceeds under any insurance policy issued to the Debtor intended to cover the liability asserted by the holders of such Claims, and may not be enforced against any other assets of the Debtor, the Estate, the Litigation Trust, the Liquidating Trust or the Med Creditors’ Trust.

10.          Class 10A General Unsecured Claims

Class 10A is impaired.  The amount of Disputed Claims in Class 10A that become Allowed Claims shall be determined by the Court.  The Med Creditors’ Trust, on behalf of the holders of Allowed Claims in Class 10A, shall receive $5,250,000 from the Med Creditors’ Trust on the Effective Date in full satisfaction of the Allowed Class 10A Claims (the “Class 10A Distribution”).  Each holder of an Allowed Claim in Class 10A shall receive the lesser of: (a) an amount equal to such Creditor’s Allowed Claim in Class 10A, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class 10A by the Med Creditors’ Trust after payment of the fees and expenses of the Med Creditors’ Trust.

The payment of the Class 10A Distribution to the Med Creditors’ Trust shall be the sole source of distributions to holders of Allowed Claims in Class 10A.  The Med Creditors’ Trust Trustee shall serve as a disbursing agent for the Class 10A Distribution, which shall be collected by the Med Creditors’ Trust Trustee and distributed to holders of Allowed Claims in Class 10A Pro Rata as set forth in this paragraph.

To the extent that the Bank has an Allowed Class 10A Claim (because insufficient collateral exists to secure the Secured Claims of the Bank and/or the NCFE Entities or the liens, security interests, or other encumbrances that are senior in priority to the Secured Claims of the Bank and/or the NCFE Entities exceed the fair market value of the collateral securing the Secured Claims), such Claim shall be subordinated to other Allowed Claims in Class 10A and shall receive nothing on account of the Class 10A Distribution.

11.          Class 10B Magliochetti Related Claims

Class 10B is impaired.  The amount of Disputed Claims in Class 10B that become Allowed Claims shall be determined by the Court.  To the extent that the Magliochetti Related Claims are not withdrawn or otherwise disallowed or subordinated, holders of Allowed Claims in Class 10B shall receive the same percentage recovery as holders of Allowed Claims in Class

10A, but the source of such recovery shall not be from the Class 10A Distribution.  Any amounts to be paid to holders of Allowed Claims in Class 10B shall come from the Liquidating Trust.

12.          Class 11 Subordinated Claims

Class 11 is impaired.  Holders of Allowed Subordinated Claims in Class 11 will receive no distribution under the Plan on account of such Claims.

13.          Class 12 Inter-Debtor Claims

Class 12 is impaired.  Holders of Allowed Claims in Class 12 will receive no distribution under the Plan on account of such Claims.

14.          Class 13 Interests

Class 13 is impaired.  The Class 13 Interests in Med Diversified, Inc. shall be deemed canceled on the Effective Date without the payment of any monies or other consideration.  Holders of Class 13 Interests will not receive any distribution on account of such Interests under the Plan.

V.            MEANS OF IMPLEMENTING THE PLAN AND EXECUTION OF ITS TERMS

A.            Implementation of the Plan

The Debtor proposes to implement and consummate the Plan through the means contemplated by sections 1123(a)(5) (B), (D), and (E), 1123(b)(2), (b)(3)(A) and (B), and (b)(5) of the Code.

B.            The Liquidating Trust

1.             Purpose of the Liquidating Trust.  The Liquidating Trust shall be deemed established on the Effective Date pursuant to the terms of the Liquidating Trust Agreement.  The purpose of the Liquidating Trust is to liquidate the unliquidated assets of the Debtor’s Estate, make payment of all Allowed Claims except for Class 10A Claims pursuant to the terms of the Plan, and distribute the Residual Proceeds, if any, to the Bank.  The Liquidating Trust shall also be responsible for objecting to all Claims except for Class 10A Claims, if appropriate.

2.             Transfers of Property.  On the Effective Date, all of the assets of the Debtor’s Estate except for the Recovery Rights, the Class 10A Distribution and the CDSI Shares shall be irrevocably assigned, transferred and conveyed to the Liquidating Trust including, without limitation, all shares of stock, securities, and other equity interests held by the Debtor as of the Effective Date and all Cash received from the Administrative Claims Fund.

3.             Management and Powers of the Liquidating Trust.  After the Effective Date, the affairs of the Liquidating Trust and all assets held or controlled by the Liquidating Trust shall be managed under the direction of the Liquidating Trust Trustee in accordance with the terms of the Liquidating Trust Agreement.  The Liquidating Trust shall be deemed to be a representative of the Estate as provided by section 1123 of the Code, to the extent of and in accordance with the terms of the Liquidating Trust, and shall have the rights, powers and standing of debtors-in-possession under section 1107 of the Code, and such other rights, powers and duties incident to causing performance of the Debtor’s obligations under the Plan or otherwise as may be reasonably necessary.  Subject to the terms of the Liquidating Trust Agreement, the powers of the Liquidating Trust Trustee shall include, without limitation: (a) the ability and authority to object to all Claims except for Class 1, 2 and 10A Claims, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) the ability and authority to prosecute all objections to Claims except for Class 1, 2 and 10A Claims that were filed by the Debtor and that were not resolved by a Final Order as of the Effective Date, and the ability to settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise);  (c) effecting distributions under the Plan to the holders of Allowed Claims pursuant to the terms of the Plan; (d) the sale, lease, license, abandonment or other disposition of any or all of the property of the Liquidating Trust; (e) participation in any post-Confirmation Date motions to amend or modify the Plan or the Liquidating Trust Agreement, or appeals from the Confirmation Order; and (f) participation in actions to enforce or interpret the Plan.

If the holder of a Disputed Claim (other than a Disputed Class 10A Claim) and the Liquidating Trust Trustee agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court.  To the extent that any such settlement will provide for reclassification of all or a portion of the Disputed Claim as a Class 10A Claim, the Liquidating Trust Trustee shall provide notice of the proposed settlement (with a 15-day period to object) to the Med Creditors’ Trust Trustee.  If no objection is received by the Med Creditors’ Trust Trustee within the 15-day period and the proposed settlement amount is not in excess of the face amount of such Disputed Claim, the settled Claim shall be deemed to be an Allowed Claim as of the Effective Date without the need for further review or approval of the Court.

If an objection to a proposed settlement is received within the 15-day period or the proposed settlement amount in excess of the face amount of such Disputed Claim, the Liquidating Trust Trustee shall schedule a Court hearing to resolve the objection, or approve the proposed settlement, as the case may be.

4.             Establishment of Reserve.  Pursuant to the terms of the Liquidating Trust Agreement, the Liquidating Trust Trustee shall maintain a reserve in trust for the payment of any administrative expenses of the Liquidating Trust, any applicable taxes, any Tax Claims, any Administrative Claims, and any Disputed Claims which may later become Allowed Claims.

5.             Employment of Professionals.  The Liquidating Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Liquidating Trust as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Liquidating Trust without further notice, hearing or approval of the Court except as set forth in the Liquidating Trust Agreement.

6.             Objections to Claims by the Liquidating Trust.  All objections to Disputed Claims to be filed by the Liquidating Trust Trustee shall be filed with the Court and served upon the holders of such Claims by the later of (a) 120 days after the Effective Date, or (b) 120 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Liquidating Trust, or by order of the Court upon a motion filed by the Liquidating Trust, with notice of such motion to be served upon the Office of the United States Trustee.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

7.             Distributions.  Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Liquidating Trust Agreement.

(a)           Reserve for Disputed Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(b)           Initial Distribution Date.  Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Liquidating Trust Trustee shall make the initial distribution from the Liquidating Trust at such time as the Liquidating Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Trust Trustee, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

(c)           Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Liquidating Trust Agreement.

(d)           Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in the Plan or a post-Confirmation Date Final Order , the Liquidating Trust Trustee shall make additional annual distributions at such time as the Liquidating Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Trust Trustee, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, and all expenses and fees incurred in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

(e)           Unclaimed Property.  Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Liquidating Trust.  After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Liquidating Trust for redistribution in the order and priority established in the Plan and the Liquidating Trust Agreement.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

(f)            Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Liquidating Trust any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Liquidating Trust Trustee, in his/her/its sole and absolute discretion, shall have been delivered to the Liquidating Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(g)           Final Distribution.  Pursuant to the Plan, the Residual Proceeds from the Liquidating Trust shall be paid to the Bank as soon as practical after (a) the liquidation of all of the assets of the Estate, (b) the payment of all of the expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Trust Trustee and the fees and expenses of attorneys and other professionals retained by the Liquidating Trust Trustee, (c) the payment of all Allowed Claims pursuant to the terms of the Plan, and (d) the CCG Note, the CCS Note and the CDSI Note are paid in full.

(h)           Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Liquidating Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(i)            Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Liquidating Trust, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Liquidating Trust and against no other assets or person (including the Liquidating Trust Trustee), and in any case only in an amount not to exceed the estimated amount of such Entity’s

Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(j)            Certain Tax Matters.  For all federal and state income tax purposes, the Debtors shall report and treat the transfer of property conveyed to the Liquidating Trust as a sale of such assets at a selling price equal to the fair market value of such assets on the date of the transfer.  For all such purposes, the transferred assets shall be deemed to have the fair market values determined by the Liquidating Trust Trustee in his/her/its absolute and sole discretion, and such valuations shall be used by Debtors and the Liquidating Trust for all federal and state income tax purposes.  The Liquidating Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall irrevocably make and constitute the Liquidating Trust Trustee as its attorney-in- fact to prepare, make, and file any statement referenced in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Liquidating Trust Trustee, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Liquidating Trust Trustee.  Any such statement shall be consistent with the provisions of the Plan and the Liquidating Trust Trustee’s determination of the fair market values of the property conveyed to the Trustee of the Liquidating Trust.

(k)           The Disbursing Agent.  The Liquidating Trustee shall serve as the disbursing agent, without bond, for purposes of making transfers and payments under the Plan.

C.            The Med Creditors’ Trust

1.             Purpose of the Med Creditors’ Trust.  The Med Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the Med Creditors’ Trust Agreement.  The purpose of the Med Creditors’ Trust is to receive and disburse the Class 10A Distribution to holders of Allowed Claims in Class 10A pursuant to the Plan.  The Med Creditors’ Trust shall also be responsible for objecting to Claims in Class 10A, if appropriate.

2.             Management and Powers of the Med Creditors’ Trust.  After the Effective Date, the affairs of the Med Creditors’ Trust and all assets held or controlled by the Med Creditors’ Trust shall be managed under the direction of the Med Creditors’ Trust Trustee in accordance with the terms of the Med Creditors’ Trust Agreement.  The Med Creditors’ Trust Trustee shall be compensated at his or her standard hourly rate.  The powers of the Med Creditors’ Trust Trustee shall include: (a) the ability and authority to object to Claims in Class 10A, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) the ability and authority to prosecute all objections to Class 10A Claims that were filed by the Debtor and that were not resolved by a Final Order as of the Effective Date, and the ability to settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise);  (c) effecting distributions under the Plan to the holders of Allowed Claims in Class 10A; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Med Creditors’ Trust Agreement, or appeals from the Confirmation Order as it relates to Class 10A; and (e) participation in actions to enforce or interpret the Plan as it relates to Class 10A.

3.             Removal and Substitution of Med Creditors’ Trust Trustee.  The Committee may, in its discretion, remove the Med Creditors’ Trust Trustee.  The Committee has the authority to designate a successor to the Med Creditors’ Trust Trustee.

4.             Establishment of Reserve.  Pursuant to the terms of the Med Creditors’ Trust Agreement, the Med Creditors’ Trust Trustee shall maintain a reserve in trust for the payment of any administrative expenses of the Med Creditors’ Trust, taxes, and any Disputed Claims which may later become Allowed Claims.  No distributions shall be made on account of any Disputed Claims unless and until such Claims become Allowed Claims as provided in the Med Creditors’ Trust Agreement.

5.             Employment of Professionals.  The Med Creditors’ Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from the Class 10A Distribution as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Med Creditors’ Trust without further notice, hearing or approval of the Court except as set forth in the Med Creditors’ Trust Agreement.

6.             Objections to Claims by the Med Creditors’ Trust.  All objections to Disputed Claims in Class 10A to be filed by the Med Creditors’ Trust Trustee shall be filed with the Court and served upon the holders of such Claims by the later of (a) 120 days after the Effective Date, or (b) 120 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Med Creditors’ Trust Trustee, or by order of the Court upon a motion filed by the Med Creditors’ Trust Trustee, with notice of such motion to be served upon the Office of the United States Trustee.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

7.             Distributions.  Distributions to holders of Allowed Claims in Class 10A shall be made in accordance with the Plan, the Confirmation Order, and the Med Creditors’ Trust Agreement.

(a)           Reserve for Disputed Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(b)           Initial Distribution Date.  Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Med Creditors’ Trust Trustee shall make the initial distribution from the Med Creditors’ Trust at such time as the Med Creditors’ Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Med Creditors’ Trust Trustee, there shall be in the Med Creditors’ Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Med Creditors’ Trust.

(c)           Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Med Creditors’ Trust Agreement.

(d)           Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in a post-Confirmation Date Final Order, the Med Creditors’ Trust Trustee shall make additional distributions at such time as the Liquidating Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Med Creditors’ Trust Trustee, there shall be in the Med Creditors’ Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Med Creditors’ Trust.

(e)           Unclaimed Property.  Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Med Creditors’ Trust.  After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Med Creditors’ Trust for redistribution in the order and priority established in the Plan and the Med Creditors’ Trust Agreement.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

(f)            Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Med Creditors’ Trust Trustee any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Med Creditors’ Trust Trustee, in his/her/its sole and absolute discretion, shall have been delivered to the Med Creditors’ Trust Trustee in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(g)           Final Distribution.  Upon resolution of all outstanding objections to Disputed Claims in Class 10A and after the payment of all expenses and other obligations of the Med Creditors’ Trust, the Med Creditors’ Trust shall cause the Pro Rata distribution of all remaining available assets of the Med Creditors’ Trust to holders of Allowed Claims in Class 10A in accordance with the Plan.

(h)           Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Med Creditors’ Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(i)            Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Med Creditors’ Trust Trustee, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Med Creditors’ Trust and against no other assets or person (including the Med Creditors’ Trust Trustee), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(j)            Certain Tax Matters.  The Med Creditors’ Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall irrevocably make and constitute the Med Creditors’ Trust Trustee as its attorney-in- fact to prepare, make, and file any statement referenced in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Med Creditors’ Trust Trustee, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Med Creditors’ Trust Trustee.  Any such statement shall be consistent with the provisions of the Plan and the Med Creditors’ Trust Trustee’s determination of the fair market values of the property conveyed to the Med Creditors’ Trust.

D.            The Litigation Trust

1.             Purpose of the Litigation Trust.  The Litigation Trust shall be deemed established on the effective date of the CDSI Plan pursuant to the terms of the Litigation Trust Agreement.  The purpose of the Litigation Trust is, among other things, to prosecute the Recovery Rights and distribute any Net Recoveries to the Bank (after payment of the claims and expenses of the Litigation Trust Trustee and after repayment of the CDSI Note, the CCG Note and the CCS Note).  No other Creditors or Entities shall receive any proceeds from the Recovery Rights.

2.             Transfers of the Recovery Rights to the Litigation Trust.  On the Effective Date, or as soon thereafter as practicable, the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

3.             Management and Powers of the Litigation Trust.  After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement.  The powers of the Litigation Trust shall include, without limitation: (a) the initiation and prosecution in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, of the Recovery Rights assigned to the

Litigation Trust; (b) the compromise and settlement of any of the Recovery Rights  assigned to the Litigation Trust; (c) effecting distributions of Net Recoveries on the Recovery Rights to the Bank (after payment of the CDSI Note, the CCG Note and the CCS Note); (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.  The management and other powers of the Litigation Trust and the rights of all parties with respect to the Litigation Trust and the Litigation Trust Trustee are as more fully described in the CDSI Plan and the Litigation Trust Agreement, which are attached to the Plan as exhibits “1” and “3,” respectively.

E.             Provisions Regarding Voting Upon and Confirmation of the Plan

1.             Voting of Claims

(a)           Voting Requirements under the Bankruptcy Code

As noted above, pursuant to the Bankruptcy Code, a plan groups various claims and equity interests into classes, each consisting of parties having similar legal rights in relation to a debtor.  Each class may then be treated as either “impaired” or “unimpaired” under a plan.  There are three ways in which a plan may leave a claim or interest “unimpaired.”  First, a plan may not propose to alter the legal, equitable or contractual rights of the holder of the claim or interest.  Second, all defaults may be cured and the original terms of the obligation reinstated.  Third, a plan may provide for the payment in full of the obligation to the holder of the claim or interest.  If a class is unimpaired, then it is presumed to vote in favor of a plan.

An impaired class that would receive nothing under a plan (such as Classes 11, 12 and 13 under the Plan) is presumed to have rejected such a plan.  An impaired class that is proposed to receive any distribution (whether in Cash, securities or other property) has the right to vote, as a class, to accept or reject the plan.  A class of creditors accepts a plan if more than one-half (1/2) of the ballots that are timely received from members of such class, representing at least two-thirds (2/3) of the dollar amount of claims for which ballots are timely received, vote in favor of such plan.  Section 1126(e) of the Bankruptcy Code provides that a creditor’s vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that the creditor’s vote either to accept or reject a plan was not solicited or cast in good faith, or in compliance with the Bankruptcy Code.  A plan under which any class of claims is impaired may be confirmed by the Bankruptcy Court only if it has been accepted by at least one such class.

Each holder of an Allowed Claim in an impaired Class which retains or receives property under the Plan shall be entitled to vote separately to accept or reject the Plan and shall indicate such vote on a duly executed and delivered Ballot as provided in such order as is entered by the Bankruptcy Court establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan, or any other order or orders of the Bankruptcy Court.

(b)           Procedure for Voting

Creditors in an impaired Class will receive, together with this Disclosure Statement, a form of Ballot to be used in voting to accept or reject the Plan.

Each creditor should first carefully review this Disclosure Statement and the Plan.  The creditor should then complete the portions of the Ballot indicating the Class or Classes in which the creditor’s Claim falls and the total dollar amount of the Claim.  If the creditor’s Claim falls into more than one Class, then the creditor should list each Class and state the dollar amount of the Claim which belongs in each Class.  It is critical that the Class(es) and amounts(s) of the Claim be correctly stated on the Ballot, so that the creditor’s vote can be properly counted.

Next, the creditor should mark in the space provided on the Ballot whether the creditor wishes to accept or to reject the Plan.  Please be sure to fill in the name of the creditor for whom the Ballot is being filed.  Finally, the Ballot must be signed by the creditor, or by an officer, partner, or other authorized agent of the creditor.  Please note that the Debtor reserves the right to object to the allowance, designation of Class and/or allowable amount of any Claim set forth in a Ballot for purposes of voting and/or distribution under the Plan.

(c)           Mailing of Ballots

Completed and signed Ballots should be returned to:

If by Mail:

Donlin Recano & Company, Inc.
Re: Med Diversified, Inc. et al.
P.O. Box 2034, Murray Hill Station
New York, New York, 10156-0701
Attn: Voting Department

If by Hand or Overnight Courier:

Donlin Recano & Company, Inc.
Re: Med Diversified, Inc. et al.
419 Park Avenue South, Suite 1206
New York, NY 10016
Attn: Voting Department

in the enclosed self addressed return envelopes.  Completed Ballots should be returned as soon as possible, and in any event so that they are RECEIVED NO LATER THAN APRIL       , 2004 AT 5:00 P.M.  ANY BALLOTS WHICH ARE RECEIVED BY DONLIN RECANO AFTER APRIL       , 2004 AT 5:00 P.M. SHALL NOT BE COUNTED IN DETERMINING ACCEPTANCE OF THE PLAN.

(d)           Separate Votes by Each Impaired Class

Claims in Classes 3, 4, 5, 6, 7 and 8 are unimpaired under the Plan.  Holders of Claims and Interests in Classes 11, 12 and 13 are deemed under applicable law to have rejected the Plan and, therefore, are not entitled to vote to accept or reject the Plan.  Acceptance of the Plan by holders of Claims in the remaining Classes is being solicited.  Holders of unclassified Administrative Claims and Priority Tax Claims also are not entitled to vote to accept or reject the

Plan.  The votes of holders of Allowed Claims in all Classes entitled to vote will be counted separately, by Class, to determine whether the Plan is accepted.

Only written Ballots, which must be substantially in the form of those being distributed with this Disclosure Statement, completed according to the instructions in this Disclosure Statement, will be counted in determining acceptance or rejection of the Plan.

(e)           Unimpaired Classes and Classes Which Receive Nothing Need Not Vote On the Plan

Section 1126(f) of the Bankruptcy Code provides that the Debtor need not solicit  acceptance of the Plan by any Class of Claims or Interests which are not impaired under the Plan.  This is because, as previously noted, unimpaired Classes (and each individual holder of a Claim or Interest in such unimpaired Class) are conclusively presumed to have accepted the Plan.  Further, Section 1126(g) of the Bankruptcy Code provides that a Class is deemed not to have accepted the Plan if the holders of Claims or Interests in the Class will receive nothing under the Plan with respect to such Claims or Interests.  Therefore, holders of Claims in Classes 3, 4, 5, 6, 7, 8, 11, and 12 will not vote to accept or reject the Plan, and no Ballots have been sent to the holders of Claims in such Classes.

2.             Confirmation of Plan - Requirements

In order for the Plan to be confirmed, the Bankruptcy Code requires, among other things, that the Plan be proposed in good faith, that the Debtor discloses specified information concerning payments made or promised to insiders, and that the Plan comply with the applicable provisions of chapter 11 of the Bankruptcy Code.  Section 1129(a) of the Bankruptcy Code also requires that at least one Class of Claims has accepted the Plan (“Minimum Voting Threshold”), that confirmation of the Plan is not likely to be followed by the need for further financial reorganization, and that the Plan be fair and equitable with respect to each Class of Claims or Interests which is impaired under the Plan.  The Bankruptcy Court can confirm the Plan if it finds that all of the requirements of section 1129(a) have been met.  The Proponents believe the Plan meets all of these required elements.  With respect to the so-called “feasibility” test (i.e., that the Plan is not likely to be followed by the need for further financial reorganization), the Plan provides for an orderly liquidation of the Debtor’s assets and the Debtor believes that it will be able to consummate the Plan fully.

3.             Nonconsensual Confirmation, Cramdown

Classes 11 and 12 are deemed to have rejected the Plan.  Therefore, the Plan does not satisfy all of the requirements of Section 1129(a) of the Bankruptcy Code.  Although the Minimum Voting Threshold is not met, the Bankruptcy Court nevertheless may confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code if all of the other provisions of Section 1129(a) of the Bankruptcy Code are met.  Thus, the Proponents presently intend (i) to undertake to have the Bankruptcy Court confirm the Plan under the “cram down” provisions of Section 1129(b) of the Bankruptcy Code, and (ii) to amend the Plan to the extent necessary to obtain entry of the Confirmation Order.

In order to confirm a Plan over the dissenting vote of an impaired Class under Section 1129(b) of the Bankruptcy Code that satisfies the remaining provisions of Section 1129(a) of the Bankruptcy Code, the Bankruptcy Court, on request of the Debtor, “shall” confirm the Plan if the Plan does not discriminate unfairly, and is fair and equitable with respect to each Class of Claims or interests that is impaired under, and has not accepted, the Plan.  For purposes of Section 1129(b) of the Bankruptcy Code, a Plan is “fair and equitable” with respect to a class of unsecured creditors if, at a minimum, it satisfies the “absolute “priority rule” and the “best interests of creditors test.”

(a)           Absolute Priority Rule

To satisfy the absolute priority rule, the Plan must provide that the holder of any Claim or Interest that is junior to the Claims of the dissenting Class will not receive or retain under the Plan on account of such junior Claim or interest any property unless the claims of the dissenting Class are paid in full.

The Debtor believes that the Plan satisfies the absolute priority rule.  The Debtor further believes that all non-accepting impaired Classes will receive or retain payment or distribution, as the case may be, on account of their Claims or Interests, sufficient to permit full satisfaction of such Claims before junior Classes receive or retain any property on account of such junior Claims.

(b)           Best Interest of Creditors Test; Liquidation Analysis

Under the best interest of creditors test, the Plan is confirmable if, with respect to each impaired Class of Claims or Interests, each holder of an Allowed Claim or Allowed Interest in such Class has either (i) accepted the Plan, or (ii) receives or retains under the Plan, on account of its Claim or Interest, property of a value, as of the Effective Date, that is not less than the amount such holder would receive or retain if the Debtor was to be liquidated under chapter 7 of the Bankruptcy Code.

To determine what the holders of each Class of Claims or Interests would receive if the Debtor was to be liquidated, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtor’s assets in a chapter 7 liquidation case.  The amount that would be available for satisfaction of the Allowed Claims and Allowed Interests of the Debtor would consist of the proceeds resulting from the disposition of the assets of the Debtor augmented by the cash held by the Debtor at the time of the commencement of the chapter 7 case.  Such amounts would be reduced by the costs and expenses of the liquidation and by such additional Administrative Priority Claims and other priority Claims that might result from the termination of the Debtor’s businesses and the chapter 7 case.

The costs of liquidation under chapter 7 would include the fees and expenses payable to the chapter 7 trustee appointed in the chapter 7 case, as well as those fees and expenses that might be payable to other professional persons employed by the trustee.  Costs of administration in the liquidation case would also include any unpaid expenses incurred by the Debtor during the chapter 11 Case, such as compensation for attorneys, financial advisors and accountants, as well as costs and expenses of members of any official committee appointed in the chapter 11 Case.

Additionally, Priority Claims may arise by reason of the breach or rejection of obligations incurred and executory contracts entered into by the Debtor during the pendency of the chapter 11 Case.

To determine if the Plan, as proposed, is in the best interests of creditors and equity interest holders, the present value of the distribution likely to be made to each class in a liquidating case are compared with the present value of the distribution to each impaired Class provided for by the Plan.

In applying the best interest test, it is possible that Claims in a chapter 7 case may not be classified in the same manner as provided for by the Plan.  Priorities and order of distribution of estate assets are established by the applicable provisions of chapter 7.  Under those provisions, each class of Claims is paid in a descending order of priority.  No junior classes of Claims are paid until all senior classes have received payment in full.  In the event that available assets are insufficient to pay all members of such class in full, then each member of the class shares on a pro rata basis.

The Debtor believes that the primary advantage of the Plan over a chapter 7 liquidation is that Creditors will likely receive more under the Plan than they would in a chapter 7 case, at least by the amount of the additional administrative expenses likely to be incurred in such chapter 7 case.  Because the Plan contemplates that (i) the Bankruptcy Court’s involvement will diminish substantially after the Effective Date, and (ii) the process of Claims resolution will proceed without the necessity for additional investigation by a chapter 7 trustee and its separate and new professionals, the Plan offers the opportunity to avoid additional administrative costs and the resulting delay which would result from a chapter 7 liquidation.  The Debtor believes that the Plan will result in lower total administrative costs, and thus higher recoveries for creditors than would the liquidation of the Debtor’s assets under chapter 7 of the Bankruptcy Code.

Moreover, the Debtor believes that in the event of liquidation under chapter 7, the holders of Priority Claims and Unsecured Claims would receive no distribution or an extremely small distribution with respect to their Claims by virtue of (i) the Bank’s and the NCFE Entities’ senior security interests which encumber all, or almost all, of the Debtors’ assets, (ii) the Allowed Administrative Claims and (iii) the Bank’s and the NCFE Entities’ substantial Unsecured Claims.(3)  In contrast, under the Plan, all Allowed Priority Claims and Allowed Tax Claims, as well as Claims in Classes 6 and 8 will be paid in full, and the holders of Unsecured Claims in Class 10A and 10B will receive a greater distribution than would otherwise be available in a chapter 7 case.  As set forth in the table attached hereto as Exhibit B(4), each member of a Class of

(3)           The Bank’s agreement to subordinate its General Unsecured Claims is conditioned on the entry of a Final Order confirming the Plan.  If the Plan is not confirmed, the Bank will hold a substantial majority in amount of the General Unsecured Claims.

(4)           The Debtor is in the process of completing Exhibit “B,” and will file the final version no later than five (5) days before the Disclosure Statement hearing.

Claims and Interests established under the Plan will receive money or property of a value which is greater or equal to that which it would receive in a chapter 7 liquidation.

Thus, the Proponents believe the Plan satisfies the best interests of creditors test, and, indeed, that the Plan is in the “best interests of creditors.”

4.             Objections to Plan; Confirmation Hearing; Implementation of Plan

As noted above, the Debtor will seek to confirm the Plan pursuant to Section 1129(b) of the Bankruptcy Code, which provides that the Plan may be confirmed even though it has not been accepted by each Class of impaired Claims or Interests if the Bankruptcy Court finds, among other things, that the Plan does not discriminate unfairly and is fair and equitable to each impaired Class of Claims or Interests which did not vote to accept the Plan.  In addition, to confirm the Plan, the Bankruptcy Code requires that the Court make a series of determinations concerning the Plan, including that: (i) the Plan has classified Claims and Interests in a permissible manner; (ii) the Plan complies with the technical requirements of chapter 11 of the Bankruptcy Code; (iii) the Debtor has proposed the Plan in good faith; and (iv) the disclosures concerning the Plan have been adequate and have included information concerning all payments made or promised in connection with the Plan and the chapter 11 Cases, as well as the identity and affiliations of, and compensation to be paid to all officers, directors and other insiders.  Also, as noted above, the Bankruptcy Code also requires that the Plan be accepted by the requisite votes of holders of Claims, that the Plan be feasible, and that confirmation of the Plan be in the “the interest” (absent unanimity) of the holders of each impaired Class of Claims or Interests.  The Debtor believes that all of these conditions necessary to confirm the Plan have been met or will be met and will seek a ruling of the Court to this effect at the Confirmation Hearing.

The CONFIRMATION HEARING will be held by the Honorable Stan Bernstein, United States Bankruptcy Judge, on April 30, 2004, at 10:00 a.m., in the United States Bankruptcy Court, Eastern District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central [slip, NY 11722-4437.  At that hearing, the Bankruptcy Court will decide whether the Plan should be confirmed, and will hear and decide any and all OBJECTIONS TO THE PLAN.  Any creditor, or other party in interest who wishes to object to confirmation of the Plan, OR TO THE CLASSIFICATION OF CLAIMS AND INTERESTS provided in the Plan, must, not later than 4:00 p.m. on April    , 2004, file an objection with the Clerk’s Office, United States Bankruptcy Court, Eastern District Of New York, Long Island Federal Courthouse, 290 Federal Plaza, Central Islip, NY 11722-4437, and serve a copy of the objection on counsel to the Debtors, Paul D. Moore, Esq., Duane Morris LLP, 470 Atlantic Avenue, Suite 500, Boston, MA  02210.

Any objections to the Plan which are not filed and served by the above date may not be considered by the Bankruptcy Court.  Any person or entity who files an objection to confirmation of the Plan or to the classification of Claims and Interests provided in the Plan must also attend the Confirmation Hearing, either in person or through counsel.

If the Plan is confirmed, its provisions will bind the Estates and any and all entities, including all of the Debtor’s creditors and shareholders, whether or not the Claim or Interest of such creditor or shareholder is impaired under the Plan and whether or not the creditor or shareholder has, either individually or by a Class, voted to accept the Plan.

F.             Certain Tax Consequences of the Plan

Certain federal income tax consequences to the Debtor’s Estate are briefly described below.  HOLDERS OF CLAIMS AGAINST OR INTERESTS IN THE DEBTOR’S ESTATE SHOULD CONSULT THEIR OWN TAX ADVISERS CONCERNING THE TAX CONSEQUENCES OF THE PLAN TO THEM .  (All section references and references to the Code in this portion of the Disclosure Statement are to the Internal Revenue Code of 1986, as amended.)

The majority of the Debtor’s assets will have been liquidated for cash prior to the Effective Date.  On the Effective Date, all remaining assets, including certain causes of action, will be transferred to the Liquidating Trust for disposition pursuant to the Plan, and the business of the Debtor will cease.

The Liquidating Trust Trustee, to the extent the Liquidating Trust Trustee deems it necessary to fulfill any obligation to any taxing authority, may require persons who are to receive distributions under the Plan to provide the Liquidating Trust Trustee with appropriate taxpayer identification numbers before making a payment to any such person.  If a person shall fail to provide the Liquidating Trust Trustee with any requested taxpayer identification information within 30 days of the request, then this failure shall be deemed a waiver of all claims against the Estate (including the right to any payment by the Liquidating Trust Trustee or the Estate), and the funds that would otherwise have been distributed to said person shall revert and be distributed in accordance with the Plan to other persons which have provided the requested taxpayer identification information, or to the Plan Expenses, as appropriate.

It is possible that the separate corporate existence of the Debtor may be terminated prior to the final distribution of cash by the Debtor and the Liquidating Trust Trustee.  Under such circumstances, the Internal Revenue Service may contend that the creditors are taxable currently on the income earned on the fund after such termination, regardless of when distributed to them.

In all events, because of the limited nature and anticipated value of the assets that will comprise the corpus of the funds held by the Debtor and the Liquidating Trust Trustee under the Plan, it appears unlikely that any characterization of the transfer and the Debtor’s and Liquidating Trust Trustee’s actions pursuant to the Plan will have a major impact on the holders of Allowed Claims.

G.            Dissolution

Pursuant to the Plan, the Confirmation Order, and Nevada Law, the Debtor shall cease to exist as a corporate entity and shall be deemed, as a matter of law, dissolved, as of the Effective Date.

H.            Termination of SEC Registration and Reporting

Pursuant to the Plan and Confirmation Order, all of the Class 13 Interests shall be deemed, as a matter of law, cancelled, as of the Effective Date.  On or immediately after the Effective Date, there shall be filed on behalf of the Debtor an SEC Form 15 (and/or other appropriate filings) with the Securities and Exchange Commission as shall effect a termination of registration of any class of Debtor’s securities under the Securities Exchange Act of 1934 and of the Debtor’s obligation to file any reports, forms, schedules or other disclosures under the Securities Exchange Act of 1934 as shall fall due after the Effective Date, including without implied limitation an Annual Report on Form 10K for the Debtor’s fiscal year ending March 31, 2004.

I.              Provisions Regarding Releases

The treatment of the Claims of the Bank and the NCFE Entities under the Plan represents the product of extensive negotiations between the Debtor, the Bank and the NCFE Entities and embodies an agreement reached between the parties.  In exchange for the treatment of the Bank’s and the NCFE Entities’ Claims as set forth in the Plan, the Debtor and the Estate hereby release the Bank, the NCFE Entities and the TLC Debtors, together with their respective predecessors, successors and assigns of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Debtor and/or the Estate ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Bank, the NCFE Entities and the TLC Debtors.

In exchange for the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Entities and the TLC Debtors, and the foregoing releases, the NCFE Entities and the TLC Debtors release the Debtor, the Estate and the Bank, together with their respective predecessors, successors and assigns (collectively the “Released Parties”) of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Entities or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

Confirmation of the Plan shall constitute Court approval of the compromises reflected herein.  The releases contained in the Plan shall become effective on the Effective Date.

J.             Injunctions and Stays

Unless otherwise provided, all injunctions or stays provided for in the Case pursuant to section 105 or 362 of the Code, or otherwise, in existence at the Confirmation Date prior to the entry of the Confirmation Order, shall remain in full force and effect until the closing of the Case.

Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor, the Liquidating Trust, the Med Creditors’ Trust or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Liquidating Trust, the Med Creditors’ Trust or their respective property, other than as permitted pursuant to clause (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor, the Liquidating Trust, the Med Creditors’ Trust or their respective property; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtor, the Liquidating Trust or the Med Creditors’ Trust; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Code to set off a debt owing by such entity against the Debtor that arose prior to the Petition Date.

As of the Effective Date, all Entities that have held, currently hold or may hold any claims, obligations, suits, judgment, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any Entity released pursuant to the Plan or its property on account of such released claim, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities:  (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Bankruptcy Code to set off a debt owing by such entity to the Debtor (or its assignee under the Plan) that arose prior to the Petition Date against an Allowed Claim of such entity against the Debtor that arose prior to the Petition Date.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this section.

K.            Limitation of Liability.

Neither (a) the Debtor, nor any of its employees, officers, or directors employed as of the Effective Date, (b) the Committee or its members, acting solely in such capacity, (c) the Med Creditors’ Trust Trustee, or (d) the Facilitator, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the Chapter 11 Case, any possible disposition of the Debtor’s assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

L.            Termination of the Committee

After the Effective Date, the Committee shall remain in existence solely for the purpose of exercising its discretion to remove the Med Creditors’ Trust Trustee and to appoint a successor.  The fees and expenses (including, without limitation, the fees and expenses of professionals retained by the Committee) incurred by the Committee after the Effective Date, if any, shall be paid by the Med Creditors’ Trust Trustee solely from the Med Creditors’ Trust.  Except as set forth in this paragraph, the Committee shall be dissolved as of the Effective Date, and the members of the Committee shall be relieved of all of their responsibilities and duties in the Case, and the Committee shall have no further participation in the Case.

M.           Retention of Jurisdiction

The Bankruptcy Court shall have exclusive jurisdiction of all matters arising out of, and related to, the chapter 11 Case and the Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

1.             Allowance of Claims .  To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

2.             Executory Contract Proceedings.  To act with respect to proceedings regarding the rejection of any executory contract or unexpired lease of the Debtor pursuant to sections 365 of the Code and Article VI of the Plan, and to determine the allowance of any Claims arising from the resolution of any such proceedings;

3.             Plan Interpretation.  To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, and the Liquidating Trust Agreement;

4.             Plan Implementation.  To implement and enforce the provisions of the Plan, the Confirmation Order, and the Liquidating Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Liquidating Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder.  Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Liquidating Trust on the ground that they are unreasonable or inconsistent with the requirements of the Code.  All requests for payment of fees by professionals employed by the Liquidating Trust shall be served (with a 15-day period to object) on the Reorganized Debtors and the Office of the United States Trustee.  If no objection is received by the Liquidating Trust Trustee within the 15-day period, the Liquidating Trust Trustee may pay the fees without the need for further review or approval of the Court.  If an objection to professional fees incurred by the Liquidating Trust is received within the 15-day period, the Liquidating Trust Trustee shall schedule a Court hearing to resolve the objection.  All fees and expenses of administration and representation of the Liquidating Trust shall be paid from the assets of the Liquidating Trust after approval as specified above;

5.             Plan Modification.  To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

6.             Adjudication of Controversies.  To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to any Recovery Rights, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Liquidating Trust;

7.             Injunctive Relief.  To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

8.             Correct Minor Defects.  To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the Liquidating Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

9.             Post-Confirmation Orders Regarding Confirmation.  To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

10.          Final Decree.  To enter a final decree closing the Case.

VI.           RECOMMENDATION

The Debtor believes that the Plan provides for the fair and equitable treatment of the Debtor’s creditors and therefore recommends that creditors vote to accept the Plan.

Dated: March 26, 2004		MED DIVERSIFIED, INC.

	By:	/s/Alexander H. Bromley
	Its:	Vice President and General Counsel

DUANE MORRIS LLP
Paul D. Moore
470 Atlantic Avenue, Suite 500
Boston, MA 02210
Tel:	(617) 289-9200
Fax:	(617) 289-9201
E- mail:pdmoore@duanemorris.com

and

Toni Marie Vaccarino (TV-8340)
744 Broad Street, Suite 1200
Newark, NJ 07102
Tel:	(973) 424-2000
Fax:	(973) 424-2001
E- mail:tmvaccarino@duanemorris.com

Counsel for Debtor and Debtor in Possession

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE EASTERN DISTRICT OF NEW YORK

In re:	)	Chapter 11
)
	)	Jointly Administered
)
MED DIVERSIFIED, INC., et al.,	)	Case Nos.:	02-88564
	)		02-88568
	)		02-88570
Debtors.	)		02-88572
	)		02-88573
)
)

FIRST AMENDED PLAN OF LIQUIDATION OF DEBTOR MED DIVERSIFIED, INC.

DATED MARCH 26, 2004

Pursuant to section 1121 of the Bankruptcy Code, Med Diversified, Inc., a Nevada corporation (the “Debtor”), proposes this Plan of Liquidation.

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

A.                                   Specific Definitions.  In addition to such other terms as are defined in other sections hereof, the following terms shall have the following meanings:

1.                                       “Administrative Claim” means a Claim for payment of an administrative expense of a kind specified in section 503(b) of the Code and referred to in section 507(a)(l) of the Code, including, without limitation, compensation of and reimbursement of costs to Professionals, and all fees and charges assessed against the Debtor and the Estate under 28 U.S.C. § 1930.

2.                                       “Administrative Claims Fund” means a fund established by the Debtor, Trestle, Resource Pharmacy and the Reorganized Debtors on the Effective Date for the purpose of making distributions to (a) holders of Allowed Administrative Claims against the Debtor, CDSI, CCG and CCS, and (b) the Allowed Claims of Sun Capital.  To the extent that funds remain after the payment of Allowed Administrative Claims against the Debtor, CDSI, CCG and CCS and the Allowed Claims of Sun Capital, amounts remaining in the Administrative Claims Fund shall be used to pay the Med Creditors’ Trust amounts provided for the holders of Allowed General Unsecured Claims against the Debtor in Class 10A pursuant to the Plan.  The source of funds for the Administrative Claims Fund shall be transfers pursuant to the Resource Plan and the Trestle Plan on the Effective Date.  The Administrative Claims Fund shall utilize a bank account to be opened and administered by the Reorganized Debtors for the purpose of receiving and disbursing funds in accordance with the Plan.

3.                                       “AIG” means American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, PA., Insurance Company of the State of Pennsylvania, American International Specialty Lines Insurance Company, and other entities related to American International Group, Inc.

4.                                       “Allowed Administrative Claim” means all or that portion of an Administrative Claim which is an Allowed Claim.

5.                                       “Allowed Claim” means that portion of a Claim: (a) which was scheduled by the Debtor pursuant to section 521 of the Code, other than a Claim scheduled as disputed, contingent or unliquidated; (b) proof of which was timely filed with the Court, and as to which no objection has been filed on or prior to the deadlines established by sections II.B., V.B.6., V.C.6. and/or VI. of the Plan; or (c) which has otherwise been allowed by a Final Order.

6.                                       “Allowed Personal Injury Claim” means all or that portion of a Personal Injury Claim which is an Allowed Claim.

7.                                       “Allowed Priority Claim” means all or that portion of a Priority Claim which is an Allowed Claim.

8.                                       “Allowed Secured Claim” means all or that portion of a Secured Claim which is an Allowed Claim.

9.                                       “Allowed Subordinated Claim” means all or that portion of a Subordinated Claim which is an Allowed Claim.

10.                                 “Allowed Tax Claim” means all or that portion of a Tax Claim which is an Allowed Claim.

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11.                                 “Allowed Unsecured Claim” means all or that portion of an Unsecured Claim which is an Allowed Claim.

12.                                 “Bank” means Private Investment Bank Limited.

13.                                 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

14.                                 “Business Day” means any day other than a Saturday, a Sunday or a “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

15.                                 “Case” means the chapter 11 case under the Code commenced by the Debtor on the Petition Date.

16.                                 “Cash” means lawful currency of the United States and equivalents thereof, including, but not limited to: bank deposits, wire transfers, checks, and other similar items.

17.                                 “CCG” means Chartwell Care Givers, Inc., a Delaware corporation.

18.                                 “CCG Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CCG in accordance with the terms of the CDSI Plan.

19.                                 “CCG Note” means the promissory note to be issued by the Reorganized Debtors pursuant to the CDSI Plan which is (a) made payable to the CCG Creditors’ Trust solely for the benefit of certain creditors holding Unsecured Claims against CCG, and (b) secured by a second priority lien on all of the assets of the Reorganized Debtors (subject to the terms and conditions of the Inter-Trust Creditor Agreement), subordinate to any working capital line(s) obtained by the Reorganized Debtors in the ordinary course of business up to $15,000,000.

20.                                 “CCS” means Chartwell Community Services, Inc., a Texas corporation.

21.                                 “CCS Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CCS in accordance with the terms of the CDSI Plan.

22.                                 “CCS Note” means the promissory note to be issued by the Reorganized Debtors pursuant to the CDSI Plan which is (a) made payable to the CCS Creditors’ Trust solely for the

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benefit of certain creditors holding Unsecured Claims against CCS, and (b) secured by a second priority lien on all of the assets of the Reorganized Debtors (subject to the terms and conditions of the Inter-Trust Creditor Agreement), subordinate to any working capital line(s) obtained by the Reorganized Debtors in the ordinary course of business up to $15,000,000.

23.                                 “CDSA” means CDS Acquisition, Inc., a Delaware corporation.

24.                                 “CDSI” means Chartwell Diversified Services, Inc., a Delaware corporation.

25.                                 “CDSI Confirmation Date” means the date of entry of the CDSI Confirmation Order.

26.                                 “CDSI Confirmation Order” means the order of the Court confirming the CDSI Plan pursuant to section 1129 of the Code.

27.                                 “CDSI Creditors’ Trust” means that trust established in accordance with the CDSI Plan which, after the effective date of the CDSI Plan, will hold and distribute certain assets and funds for the benefit of certain holders of Claims against CDSI in accordance with the terms of the CDSI Plan.

28.                                 “CDSI Note” means the promissory note to be issued by the Reorganized Debtors pursuant to the CDSI Plan which is (a) made payable to the CDSI Creditors’ Trust solely for the benefit of certain creditors holding Unsecured Claims against CDSI, and (b) secured by a second priority lien on all of the assets of the Reorganized Debtors (subject to the terms and conditions of the Inter-Trust Creditor Agreement), subordinate to any working capital line(s) obtained by the Reorganized Debtors in the ordinary course of business up to $15,000,000.

29.                                 “CDSI Plan” means the First Amended Joint Plan of Reorganization of Debtors CDSI, CCG and CCS (including all exhibits and attachments), as modified or amended from time to time, a true and correct copy of which is attached hereto as Exhibit “1.”

30.                                 “CDSI Shares” means all shares of common stock of CDSI on or after the effective date of the CDSI Plan.

31.                                 “CIT” means CIT Technology Financing Services, Inc.

32.                                 “Claim” or “Claims” as defined in the Code, section 101(5)(A) and (B) means (a) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated,

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fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

33.                                 “Class” means a group of Claims or Interests classified together in a class designated in Article III of the Plan.

34.                                 “Class 10A Distribution” means the $5,250,000 to be paid to the Med Creditors’ Trust for the benefit of the holders of Allowed Claims in Class 10A.

35.                                 “Code” means the Bankruptcy Code, as codified in title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., including all amendments thereto.

36.                                 “Committee” means the Official Committee of Unsecured Creditors appointed by the Office of the United States Trustee in the Case, as it may be constituted from time to time. 37.  “Confirmation Date” means the date of entry of the Confirmation Order.

38.                                 “Confirmation Order” means the order of the Court confirming the Plan pursuant to section 1129 of the Code.

39.                                 “Court” means the United States Bankruptcy Court for the Eastern District of New York.

40.                                 “Creditor” means any holder of a Claim, as defined in the Code, section 101(10).

41.                                 “Debtor” means Med Diversified, Inc., whether as debtor or as debtor- in-possession.

42.                                 “Disclosure Statement” means the “Disclosure Statement Regarding the First Amended Plan of Liquidation of Med Diversified, Inc. Dated March 26, 2004” (and all exhibits and attachments thereto or referenced therein) that relates to the Plan and is approved pursuant to section 1125 of the Code in an order entered by the Court, as such Disclosure Statement may be amended, modified or supplemented.

43.                                 “Disputed Claim” means any Claim which is not an Allowed Claim, or a Claim which has been disallowed by the Court under section 502 of the Code.

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44.                                 “Effective Date” means the later of: (i) the eleventh (11th) day after the Confirmation Date if it is a Business Day (or, if it is not a Business Day, the first Business Day thereafter); or (ii) the first Business Day on which the Confirmation Order becomes a Final Order; or (iii) the eleventh (11th) day after the CDSI Confirmation Date if it is a Business Day (or, if it is not a Business Day, the first Business Day thereafter); or (iv) the first Business Day on which the CDSI Confirmation Order becomes a Final Order.

45.                                 “Entity” means an individual, a corporation, a general partnership, a limited partnership, a limited liability company, a limited liability partnership, an association, a joint stock company, a joint venture, an estate, a trust, an unincorporated organization, a government or any subdivision thereof, or any other entity.

46.                                 “Estate” means the estate created by section 541(a) of the Code upon the Petition Date.

47.                                 “Final Order” means an order or judgment of the Court, the operation or effect of which has not been stayed, and as to which the time to appeal or to seek reargument or rehearing has expired, and as to which no appeal, reargument, or petition for rehearing or certiorari has been taken or is pending.

48.                                 “Initial Distribution Date” means the first Business Day on which a distribution is made under the Plan to holders of Allowed Claims.

49.                                 “Interest” means (a) the common or preferred stock or any ownership rights in the common or preferred stock of the Debtor, and (b) any right, warrant or option, however arising, to acquire the common stock or any other equity interest, or any rights therein, of the Debtor.

50.                                 “Interest Holder” means the holder of an Interest.

51.                                 “Inter-Trust Creditor Agreement” means that certain “Inter-Trust Creditor Agreement,” a true and correct copy of which is attached hereto as Exhibit “5.”

52.                                 “Liquidating Trust” means that trust established in accordance with section V.B. hereof, and which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in accordance with the terms of the Plan, and will have

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such powers, duties and obligations as are set forth therein, in the Liquidating Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

53.                                 “Liquidating Trust Agreement” means that certain “Liquidating Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “2.”

54.                                 “Liquidating Trust Trustee” shall mean the Trustee of the Liquidating Trust consisting of one (1) Entity to be designated by the Bank on or before the Effective Date.

55.                                 “Litigation Trust” means that trust established in accordance with the CDSI Plan which, after the Effective Date, will hold and prosecute the Recovery Rights and certain other claims for the benefit of the Reorganized Debtors and the Bank in accordance with the terms of the Plan and the CDSI Plan, and will have such powers, duties and obligations as are set forth therein, in the Litigation Trust Agreement, in the Confirmation Order, in the CDSI Confirmation Order, in other Final Orders, and by applicable law.

56.                                 “Litigation Trust Agreement “ means that certain “Litigation Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “3.”

57.                                 “Magliochetti Related Claims” means all Claims filed by, or on behalf of, Frank Magliochetti or any of his family members, including, but not limited to, TegCo Investments LLC and TEGRx, Inc.

58.                                 “Med Creditors’ Trust” means that trust established in accordance with section V.C. hereof which, after the Effective Date, will hold and distribute certain assets and funds for the benefit of holders of Allowed Claims in Class 10A in accordance with the terms of the Plan, and will have such powers, duties and obligations as are set forth therein, in the Med Creditors’ Trust Agreement, in the Confirmation Order, in other Final Orders, and by applicable law.

59.                                 “Med Creditors’ Trust Agreement ” means that certain “Med Diversified, Inc. Creditors’ Trust Agreement,” a true and correct copy of which is attached hereto as Exhibit “4.”

60.                                 “Med Creditors’ Trust Trustee” shall mean the Trustee of the Med Creditors’ Trust consisting of one (1) Entity to be designated by the Committee on or before the Effective Date.

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61.                                 “NCFE Entities” or “NCFE” means National Century Financial Enterprises, Inc., National Premier Financial Services, Inc., NPF VI, Inc., NPF XII, Inc., NPF X, Inc., NPF-LL, and NPF Capital.

62.                                 “Net Recoveries” means the Cash actually received by the Litigation Trust on account of the Recovery Rights, less the cost of recovering such Cash, including, without limitation, all attorneys’ fees and costs of litigation associated with such Recovery Rights.

63.                                 “Personal Injury Claims” means any Claim for death or personal injury, including all related Claims for damages, consequential damages, punitive damages, attorneys’ fees and costs, and any other related Claim.

64.                                 “Petition Date” means November 27, 2002.

65.                                 “Plan” means this “First Amended Plan of Liquidation of Debtor Med Diversified, Inc. Dated March 26, 2002” (including all exhibits and attachments, each of which is hereby incorporated and made part of the Plan), as modified or amended from time to time.

66.                                 “Priority Claim” means a Claim other than an Administrative Claim or a Tax Claim which, if allowed, would be entitled to priority under section 507(a) of the Code.

67.                                 “Pro Rata” means proportionately, so that with respect to a particular Allowed Claim, the ratio of (a)(i) the amount of property distributed on account of such Claim to (ii) the amount of such Claim, is the same as the ratio of (b)(i) the amount of property distributed on account of all Allowed Claims of the Class in which such Claim is included to (ii) the amount of all Allowed Claims in that Class.

68.                                 “Professionals” means those Entities (a) employed in the Case under sections 327 or 1103 of the Code, and (b) entitled, under sections 328, 330, 331, 503(b), 506(b), and/or 507(a)(1) of the Code, to seek compensation for legal, accounting or other professional services and the costs and expenses related to such services from the Debtor or the Estate.

69.                                 “Recovery Rights” means any and all causes of action, claims and legal entitlements including, without limitation, actions to subordinate Claims under section 510 of the Code, and avoidance power actions set forth in sections 544 through 551, inclusive, of the Code.

70.                                 “Reorganized Debtors” means, collectively, CDSI, CCG and CCS.

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71.                                 “Residual Proceeds” means the Cash remaining in the Liquidating Trust after (a) the liquidation of all of the assets of the Estate, (b) the payment of all expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Trust Trustee and the fees and expenses of attorneys and other professionals retained by the Liquidating Trust Trustee, and (c) the payment in full of the CCG Note, the CCS Note and the CDSI Note.

72.                                 “Resource Pharmacy” means Resource Pharmacy, Inc., a Nevada corporation.

73.                                 “Resource Plan” means the First Amended Plan of Liquidation of Debtor Resource Pharmacy, Inc. (including all exhibits and attachments), as modified or amended from time to time.

74.                                 “Sun Capital” means Sun Capital HealthCare, Inc.

75.                                 “Sunrise” means Sunrise International Leasing.

76.                                 “Secured Claim” means a Claim secured by a lien on any property of any of the Estate, but only to the extent of the value of the secured interest that the holder of such Claim has in such property as of the Petition Date (or, with respect to Court approved post-petition financing, the Confirmation Date), with such value calculated after deducting the amount of all liens, security interests, encumbrances, interests, or other claims, that are senior in priority to such Claim with respect to such property.

77.                                 “Subordinated Claims” means: (a) any Claim, or a portion of a Claim, that is subject to subordination under section 510 of the Code, and (b) any Claim, or portion of a Claim, for any fine, penalty, or forfeiture, or for multiple, exemplary, or punitive damages to the extent that such fine, penalty, forfeiture, or damages are not compensation for actual pecuniary loss suffered by the holder of such Claim.  In the event that the Court determines that the Subordination of a Claim is inappropriate, such Claim shall be treated as a Class 10A Claim, except that no Magliochetti Related Claim shall be classified as a Class 10A Claim or be paid out of the Class 10A Distribution.

78.                                 “Tax Claim” means a Claim entitled to priority under section 507(a)(8) of the Code.

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79.                                 “TLC Debtors” means Tender Loving Care Health Services, Inc., a Delaware corporation, T.L.C. Home Health Care, Inc., a Florida corporation, Albert Gallatin Home Care, Inc., a Delaware corporation, Staff Builders, Inc., a New York corporation, Staff Builders International, Inc., a New York corporation, Careco, Inc., a Massachusetts corporation, Tender Loving Care Home Care Services, Inc., a New York corporation, T.L.C. Midwest, Inc., a Delaware corporation, U.S. Ethicare Corp., a Delaware corporation, T.L.C. Medicare Services of Dade, Inc., a Florida corporation, T.L.C. Medicare Services of Broward, Inc., a Florida corporation, U.S. Ethicare Chautauqua Corp., a New York corporation, Ethicare Certified Services, Inc., a New York corporation, U.S. Ethicare Erie Corp., a New York corporation, U.S. Ethicare Niagara Corp., a New York corporation, S.B.H.F., Inc., a New York corporation, Staff Builders Services, Inc., a New York corporation, Staff Builders Home Health Care, Inc., a Delaware corporation, St. Lucie Home Health Agency, Inc., a Florida corporation, and a Reliable Homemaker of Martin St. Lucie County, Inc., a Florida corporation, each of which is a debtor in a chapter 11 bankruptcy case pending in this Court.

80.                                 “Trestle” means Trestle Corporation, a Delaware corporation.

81.                                 “Trestle Plan” means the First Amended Plan of Liquidation of Debtor Trestle Corporation (including all exhibits and attachments), as modified or amended from time to time.

82.                                 “Unclaimed Property” means any funds or other property to be distributed to Creditors pursuant to the Plan, the Med Creditors’ Trust Agreement and the Liquidating Trust Agreement which, after an attempted distribution, has not been received by the rightful Creditor.  Unclaimed property shall include checks and any other property which have been returned as undeliverable without a proper forwarding address, or which were not mailed or delivered because of the absence of a proper address to which to mail or deliver such property.

83.                                 “Unsecured Claim” means a Claim which is not a Priority Claim, Secured Claim, Subordinated Claim, or Administrative Claim.

B.                                     Interpretation, Rules of Construction, and Computation of Time

1.                                       Any term used in the Plan that is not defined herein, whether in this Article I or elsewhere, or other Exhibits hereto, but that is used in the Code or the Bankruptcy Rules has the

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meaning ascribed to that term in (and shall be construed in accordance with the rules of construction under) the Code or the Bankruptcy Rules.

2.                                       Any capitalized term used in the Plan that is not defined herein, or other Exhibits hereto, but that is defined and used in the Disclosure Statement has the meaning ascribed to that term in the Disclosure Statement.

3.                                       The words “herein,” “hereof,” “hereto,” “hereunder” and others of similar import refer to the Plan as a whole and not to any particular article, section, subsection or clause contained in the Plan.

4.                                       Unless specified otherwise in a particular reference, a reference in the Plan to an article or a section is a reference to that article or section of the Plan.

5.                                       Any reference in the Plan to a document being in a particular form or on particular terms and conditions means that the document shall be substantially in such form or substantially on such terms and conditions.

6.                                       Any reference in the Plan to an existing document means such document, as it may have been amended, modified or supplemented from time to time as of the Effective Date.

7.                                       Whenever from the context it is appropriate, each term stated in either the singular or the plural shall include both the singular and the plural.

8.                                       The rules of construction set forth in section 102 of the Code shall apply to the Plan.

9.                                       In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

10.                                 All Exhibits to the Plan are incorporated into the Plan, and shall be deemed to be part of the Plan.

11.                                 The provisions of the Plan shall control over the contents of the Disclosure Statement.  The provisions of the Confirmation Order shall control over the contents of the Plan.

12.                                 Whenever any action is required to be taken, or a distribution of property is required to be made, on a particular date, the action or distribution shall be taken or made on such date, or as soon as practicable thereafter.

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ARTICLE II
PAYMENT OF ADMINISTRATIVE EXPENSES
AND TREATMENT OF CERTAIN UNCLASSIFIED CLAIMS

A.                                   Administrative Claims.  Subject to the bar date provisions of section II.B of the Plan, on the later of the Effective Date or the date on which the Administrative Claim is allowed, the Debtor or the Liquidating Trust, as applicable, will pay to each Creditor holding an Allowed Administrative Claim, unless that Creditor agrees to different treatment, Cash equal to the unpaid portion of such Allowed Administrative Claim; provided, however, that Allowed Administrative Claims representing obligations incurred in the ordinary course of business of the Debtor shall be paid in full and performed by the Debtor in accordance with the terms and conditions of the particular transactions and any applicable agreements.  United States Trustee quarterly fees will be paid in accordance with 28 U.S.C. § 1930(a)(6). The source of funds for payment of Allowed Administrative Claims shall be the Debtor’s Cash and the Administrative Claims Fund.

B.                                     Bar Date For Administrative Claims.  All applications for compensation of Professionals for services rendered and for reimbursement of expenses incurred on or before the Effective Date, and any other request for compensation by any Entity for making a substantial contribution in the Case, and all other requests for payment of Administrative Claims incurred before the Effective Date under sections 507(a)(1) or 503(b) of the Code (except only for Claims under 28 U.S.C. § 1930) shall be filed no later than thirty (30) days after the Effective Date.  Any such Claim not filed within this deadline shall be forever barred and the Debtor shall be discharged of any obligation on such Claim; and any Creditor who is required to file a request for payment of such Claim and who does not file such request by the applicable bar date shall be forever barred from asserting such Claim against the Estate, the Debtor, the Liquidating Trust, or any of their respective properties.  The Allowed Administrative Claims of Professionals incurred through the Effective Date shall be paid in accordance with section 1129(a)(9)(A) of the Code by the Debtor, prior to the Effective Date, or the Liquidating Trust, after the Effective Date.  Any objections to Administrative Claims must be filed by the later of (i) sixty (60) days after the

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Effective Date, or (ii) twenty (20) days following a request for allowance of such Administrative Claim pursuant to this paragraph.

Any Claim arising on or after the Effective Date shall be asserted against the Med Creditors’ Trust, the Litigation Trust, or the Liquidating Trust, as applicable, and shall not be dealt with under this Plan

C.                                     Allowed Tax Claims.  Unless the holder of an Allowed Tax Claim agrees otherwise, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Tax Claim the principal amount of such Allowed Claim, without post-petition interest.

ARTICLE III
CLASSIFICATION OF CLAIMS AND INTERESTS

A.                                   Manner of Classification of Claims and Interests.  Except for Claims of a kind specified in sections 507(a)(1) or 507(a)(8) of the Code, all Claims against, and Interests in, the Debtor and with respect to all property of the Debtor and the Estate, are defined and hereinafter designated in respective Classes.  The Plan is intended to deal with all Claims against and Interests in the Debtor, of whatever character, whether known or unknown, whether or not with recourse, whether or not contingent or unliquidated, and whether or not previously allowed by the Court pursuant to section 502 of the Code.  However, only holders of Allowed Claims will receive any distribution under the Plan.  For purposes of determining Pro Rata distributions under the Plan, Disputed Claims shall be included in the Class in which such Claims would be included if Allowed.  Nothing in the Plan or in the Confirmation Order shall affect or alter any subordination agreement or inter-creditor agreement between Creditors that existed prior to the Confirmation Date.

B.                                     Classification.  Allowed Claims and Interests are divided into the following Classes:

Class 1 Claims (Secured Claims of the Bank).  Class 1 consists of the Allowed Secured Claims of the Bank.

Class 2 Claims (Secured Claims of the NCFE Entities).  Class 2 consists of the Allowed Secured Claim of the NCFE Entities.

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Class 3 Claim (Secured Claim of AIG).  Class 3 consists of the Allowed Secured Claim of AIG.

Class 4 Claim (Secured Claim of CIT).  Class 4 consists of the Allowed Secured Claim of CIT.

Class 5 Claim (Secured Claim of Sunrise).  Class 5 consists of the Allowed Secured Claim of Sunrise.

Class 6 Claim (Secured Claim of Sun Capital).  Class 6 consists of the Allowed Secured Claim of Sun Capital.

Class 7 Claims (All Other Secured Claims). Class 7 consists of all Secured Claims against the Debtor, other than Allowed Claims in Classes 1, 2, 3, 4, 5 and 6.  Each holder of an Allowed Secured Claim shall be deemed to be a separate sub-class of Class 7.

Class 8 Claims (Priority Claims).  Class 8 consists of all Allowed Priority Claims. Class 8 does not include any Tax Claims, all of which shall be treated in accordance with section II.C of the Plan.

Class 9 Claims (Unsecured Personal Injury Claims).  Class 9 consists of all Allowed Personal Injury Claims.

Class 10A Claims (General Unsecured Claims).  Class 10A consists of all Allowed Claims (including Claims arising from the rejection of executory contracts) other than (a) Administrative Claims, (b) Tax Claims (c) Personal Injury Claims, (d) Magliochetti Related Claims, and (e) Claims included within any other Class designated in the Plan.  Class 10A shall be deemed to include those Creditor(s) holding an alleged Secured Claim for which: (i) no collateral exists to secure the alleged Secured Claim; and/or (ii) liens, security interests, or other encumbrances that are senior in priority to the alleged Secured Claim exceed the fair market value of the collateral securing such alleged Secured Claim as of the Petition Date.

Class 10B Claims (Magliochetti Related Claims).  Class 10B consists of all Allowed Magliochetti Related Claims.

Class 11 Claims (Subordinated Claims).  Class 11 consists of all Allowed Subordinated Claims.

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Class 12 Claims (Inter-Debtor Claims).  Class 12 consists of all Allowed Claims of CDSI, CCS, CCG, Resource or Trestle against the Debtor.

Class 13 Interests.  Class 13 consists of all Interests in Med Diversified, Inc.

ARTICLE IV

TREATMENT OF CLAIMS AND INTERESTS

A.                                   Class 1 Claims of the Bank

Class 1 is impaired.  After the CCG Note, the CCS Note and the CDSI Note are paid in full, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.  On the Effective Date, CDSA shall receive the CDSI Shares; and the Bank shall receive all of the senior notes, Class A preferred stock and Class A common stock of CDSA, representing substantially all of the value of CDSA on the Effective Date as further consideration for its Class 1 Claims.

To the extent that a creditor in Class 1 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

B.                                     Class 2 Claims of the  NCFE Entities

Class 2 is impaired.  The Claims of the NCFE Entities have been assigned to the Bank.  As a result, after the CCG Note, the CCS Note and the CDSI Note are paid in full, the Bank shall receive (i) the Net Recoveries received by the Litigation Trust on account of the Recovery Rights, and (ii) the Residual Proceeds from the Liquidating Trust.

To the extent that a creditor in Class 2 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

C.                                     Class 3 Claim of AIG

Class 3 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 3 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the

15

Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 3 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

D.                                    Class 4 Claim of CIT

Class 4 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 4 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 4 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 4 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

E.                                      Class 5 Claim of Sunrise

Class 5 is unimpaired.  Except to the extent that the holder of an Allowed Secured Claim in Class 5 agrees to a different treatment, each holder of an Allowed Secured Claim in Class 5 shall, at the sole election of the Debtor (made no later than the Effective Date), receive one of the following treatments: (i) the legal, equitable and contractual rights to which the holder of such Allowed Secured Claim is entitled shall remain unaltered; (ii) the surrender to the holder of the Allowed Secured Claim of such property of the Estate as may be security and collateral therefor; or (iii) the payment in Cash of the amount of such Allowed Secured Claim.

To the extent that a Creditor in Class 5 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

F.                                      Class 6 Claims of Sun Capital

Class 6 is unimpaired.  To the extent that the Allowed Class 6 Claims are not paid in full from the Administrative Claims Fund, each holder of an Allowed Secured Claim in Class

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6 shall receive payment in Cash of the amount of such unpaid Allowed Secured Claim, or shall be paid according to such terms that are mutually acceptable to Sun Capital and the Debtor.

G.                                     Class 7 Claims of Other Secured Creditors

Class 7 is unimpaired.  On the Effective Date of the Plan, the Liquidating Trust Trustee shall surrender to the holders of an Allowed Secured Claim in Class 7 such property of the Estate as may be security and collateral therefor.

To the extent that a Creditor in Class 7 does not hold an Allowed Secured Claim, such Claim, if it becomes an Allowed Claim, shall be included in Class 10A.

H.                                    Class 8 Priority Claims

Class 8 is unimpaired.  Except to the extent that the holder of such Claim agrees to a different treatment, the Liquidating Trust shall pay in Cash on the Effective Date to each holder of an Allowed Priority Claim in Class 8 the principal amount of such Allowed Claim, without interest.

I.                                         Class 9 Unsecured Personal Injury Claims

Class 9 is impaired.  Except to the extent that the holder of such Claim agrees to different treatment, the holders of Claims in Class 9 will retain their Claims and rights of action against the Debtor but will not receive any distribution under the Plan.  Any judgment obtained by the holders of Claims in Class 9 against the Debtor may be executed and enforced in accordance with applicable non-bankruptcy law only against insurers that issued and/or insurance proceeds under any insurance policy issued to the Debtor intended to cover the liability asserted by the holders of such Claims, and may not be enforced against any other assets of the Debtor, the Estate, the Med Creditors’ Trust, the Litigation Trust or the Liquidating Trust

J.                                        Class 10A General Unsecured Claims

Class 10A is impaired.  The amount of Disputed Claims in Class 10A that become Allowed Claims shall be determined by the Court.  The Med Creditors’ Trust, for the benefit of the holders of Allowed Claims in Class 10A, shall receive $5,250,000 on the Effective Date in full satisfaction of the Allowed Claims in Class 10A (the “Class 10A Distribution”).  Each holder of an Allowed Claim in Class 10A shall receive the lesser of: (a) an amount equal to such

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Creditor’s Allowed Claim in Class 10A, or (b) such Creditor’s Pro Rata share of the available sum of monies to be distributed to all holders of Allowed Claims in Class 10A by the Med Creditors’ Trust after payment of the fees and expenses of the Med Creditors’ Trust.

The payment of the Class 10A Distribution to the Med Creditors’ Trust shall be the sole source of distributions to holders of Allowed Claims in Class 10A.  The Med Creditors’ Trust Trustee shall serve as a disbursing agent for the Class 10A Distribution, which shall be collected by the Med Creditors’ Trust Trustee and distributed to holders of Allowed Claims in Class 10A Pro Rata as set forth in this paragraph.

To the extent that the Bank has an Allowed Class 10A Claim (because insufficient collateral exists to secure the Secured Claims of the Bank and/or the NCFE Entities or the liens, security interests, or other encumbrances that are senior in priority to the Secured Claims of the Bank and/or the NCFE Entities exceed the fair market value of the collateral securing the Secured Claims), such Claim shall be subordinated to other Allowed Claims in Class 10A and shall receive nothing on account of the Class 10A Distribution.

K.                                    Class 10B Magliochetti Related Claims.

Class 10B is impaired.  The amount of Disputed Claims in Class 10B that become Allowed Claims shall be determined by the Court.  To the extent that the Magliochetti Related Claims are not withdrawn or otherwise disallowed or subordinated, holders of Allowed Claims in Class 10B shall receive the same percentage recovery as holders of Allowed Claims in Class 10A, but the source of such recovery shall not be from the Class 10A Distribution.  Any amounts to be paid to holders of Allowed Claims in Class 10B shall come from the Liquidating Trust.

L.                                      Class 11 Subordinated Claims

Class 11 is impaired.  Holders of Allowed Subordinated Claims in Class 11 will receive no distribution under the Plan on account of such Claims.

M.                                 Class 12 Inter-Debtor Claims

Class 12 is impaired.  Holders of Allowed Claims in Class 12 will receive no distribution under the Plan on account of such Claims.

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N.                                    Class 13 Interests

Class 13 is impaired.  The Class 13 Interests in Med Diversified, Inc. shall be deemed canceled on the Effective Date without the payment of any monies or other consideration.  Holders of Class 13 Interests will not receive any distribution on account of such Interests under the Plan.

ARTICLE V

IMPLEMENTATION OF THE PLAN AND

EXECUTION OF ITS TERMS

A.                                   Implementation of the Plan

The Debtor proposes to implement and consummate the Plan through the means contemplated by sections 1123(a)(5) (B), (D), and (E), 1123(b)(2), (b)(3)(A) and (B), and (b)(5) of the Code.

B.                                     The Liquidating Trust

1.                                       Purpose of the Liquidating Trust.  The Liquidating Trust shall be deemed established on the Effective Date pursuant to the terms of the Liquidating Trust Agreement.  The purpose of the Liquidating Trust is to liquidate the unliquidated assets of the Debtor’s Estate, make payment of all Allowed Claims except for Class 10A Claims pursuant to the terms of the Plan, and distribute the Residual Proceeds, if any, to the Bank.  The Liquidating Trust shall also be responsible for objecting to all Claims except for Class 10A Claims, if appropriate.

2.                                       Transfers of Property.  On the Effective Date, all of the assets of the Debtor’s Estate except for the Recovery Rights, the Class 10A Distribution and the CDSI Shares shall be irrevocably assigned, transferred and conveyed to the Liquidating Trust including, without limitation, all shares of stock, securities, and other equity interests held by the Debtor as of the Effective Date and all Cash received from the Administrative Claims Fund.

3.                                       Management and Powers of the Liquidating Trust.  After the Effective Date, the affairs of the Liquidating Trust and all assets held or controlled by the Liquidating Trust shall be managed under the direction of the Liquidating Trust Trustee in accordance with the terms of the Liquidating Trust Agreement.  The Liquidating Trust shall be deemed to be a representative of the Estate as provided by section 1123 of the Code, to the extent of and in

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accordance with the terms of the Liquidating Trust, and shall have the rights, powers and standing of debtors-in-possession under section 1107 of the Code, and such other rights, powers and duties incident to causing performance of the Debtor’s obligations under the Plan or otherwise as may be reasonably necessary.  Subject to the terms of the Liquidating Trust Agreement, the powers of the Liquidating Trust Trustee shall include, without limitation: (a) the ability and authority to object to all Claims except for Class 1, 2 and 10A Claims, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) the ability and authority to prosecute all objections to Claims except for Class 1, 2 and 10A Claims that were filed by the Debtor and that were not resolved by a Final Order as of the Effective Date, and the ability to settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (c) effecting distributions under the Plan to the holders of Allowed Claims pursuant to the terms of the Plan; (d) the sale, lease, license, abandonment or other disposition of any or all of the property of the Liquidating Trust; (e) participation in any post-Confirmation Date motions to amend or modify the Plan or the Liquidating Trust Agreement, or appeals from the Confirmation Order; and (f) participation in actions to enforce or interpret the Plan.

If the holder of a Disputed Claim (other than a Disputed Class 10A Claim) and the Liquidating Trust Trustee agree to a settlement of such holder’s Disputed Claim for an amount not in excess of the face amount of such Disputed Claim, such Claim shall be deemed to be an Allowed Claim as of the Effective Date in an amount equal to the agreed settlement amount without need for further review or approval of the Court.  To the extent that any such settlement will provide for reclassification of all or a portion of the Disputed Claim as a Class 10A Claim, the Liquidating Trust Trustee shall provide notice of the proposed settlement (with a 15-day period to object) to the Med Creditors’ Trust Trustee.  If no objection is received by the Med Creditors’ Trust Trustee within the 15-day period and the proposed settlement amount is not in excess of the face amount of such Disputed Claim, the settled Claim shall be deemed to be an

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Allowed Claim as of the Effective Date without the need for further review or approval of the Court.

If an objection to a proposed settlement is received within the 15-day period or the proposed settlement amount in excess of the face amount of such Disputed Claim, the Liquidating Trust Trustee shall schedule a Court hearing to resolve the objection, or approve the proposed settlement, as the case may be.

4.                                       Establishment of Reserve.  Pursuant to the terms of the Liquidating Trust Agreement, the Liquidating Trust Trustee shall maintain a reserve in trust for the payment of any administrative expenses of the Liquidating Trust, any applicable taxes, any Tax Claims, any Administrative Claims, and any Disputed Claims which may later become Allowed Claims.

5.                                       Employment of Professionals.  The Liquidating Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from assets transferred to, or payments received by, the Liquidating Trust as provided in the Plan.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Liquidating Trust without further notice, hearing or approval of the Court except as set forth in the Liquidating Trust Agreement.

6.                                       Objections to Claims by the Liquidating Trust.  All objections to Disputed Claims to be filed by the Liquidating Trust Trustee shall be filed with the Court and served upon the holders of such Claims by the later of (a) 120 days after the Effective Date, or (b) 120 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Liquidating Trust, or by order of the Court upon a motion filed by the Liquidating Trust, with notice of such motion to be served upon the Office of the United States Trustee.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

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7.                                       Distributions.  Distributions shall be made in accordance with the Plan, the Confirmation Order, and the Liquidating Trust Agreement.

(a)                                  Reserve for Disputed Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(b)                                 Initial Distribution Date.  Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Liquidating Trust Trustee shall make the initial distribution from the Liquidating Trust at such time as the Liquidating Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Trust Trustee, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

(c)                                  Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Liquidating Trust Agreement.

(d)                                 Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in the Plan or a post-Confirmation Date Final Order , the Liquidating Trust Trustee shall make additional distributions at such time as the Liquidating Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Liquidating Trust Trustee, there shall be in the Liquidating Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the

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expenses (including, but not limited to, federal income taxes and withholding taxes, if any, and all expenses and fees incurred in objecting to Claims), debts, charges, liabilities, and obligations of the Liquidating Trust.

(e)                                  Unclaimed Property.  Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Liquidating Trust.  After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Liquidating Trust for redistribution in the order and priority established in the Plan and the Liquidating Trust Agreement.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

(f)            Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Liquidating Trust any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Liquidating Trust Trustee, in his/her/its sole and absolute discretion, shall have been delivered to the Liquidating Trust in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(g)                                 Final Distribution.  Pursuant to the Plan, the Residual Proceeds from the Liquidating Trust shall be paid to the Bank as soon as practical after (a) the liquidation of all of the assets of the Estate, (b) the payment of all of the expenses and other obligations of the Liquidating Trust including, without limitation, the fees and expenses of the Liquidating Trust Trustee and the fees and expenses of attorneys and other professionals retained by the Liquidating Trust Trustee, (c) the payment of all Allowed Claims pursuant to the terms of the Plan, and (d) the CCG Note, the CCS Note and the CDSI Note are paid in full.

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(h)                                 Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Liquidating Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(i)                                     Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Liquidating Trust, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Liquidating Trust and against no other assets or person (including the Liquidating Trust Trustee), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(j)                                     Certain Tax Matters.  For all federal and state income tax purposes, the Debtors shall report and treat the transfer of property conveyed to the Liquidating Trust as a sale of such assets at a selling price equal to the fair market value of such assets on the date of the transfer.  For all such purposes, the transferred assets shall be deemed to have the fair market values determined by the Liquidating Trust Trustee in his/her/its absolute and sole discretion, and such valuations shall be used by Debtors and the Liquidating Trust for all federal and state income tax purposes.  The Liquidating Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall irrevocably make and constitute the Liquidating Trust Trustee as its attorney- in-fact to prepare, make, and file any statement referenced in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Liquidating Trust Trustee, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Liquidating Trust Trustee.  Any such statement shall be

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consistent with the provisions of the Plan and the Liquidating Trust Trustee’s determination of the fair market values of the property conveyed to the Trustee of the Liquidating Trust.

(k)                                  The Disbursing Agent.  The Liquidating Trustee shall serve as the disbursing agent, without bond, for purposes of making transfers and payments under the Plan.

C.                                     The Med Creditors’ Trust

1.                                       Purpose of the Med Creditors’ Trust.  The Med Creditors’ Trust shall be deemed established on the Effective Date pursuant to the terms of the Med Creditors’ Trust Agreement.  The purpose of the Med Creditors’ Trust is to receive and disburse the Class 10A Distribution to holders of Allowed Claims in Class 10A pursuant to the Plan.  The Med Creditors’ Trust shall also be responsible for objecting to Claims in Class 10A, if appropriate.

2.                                       Management and Powers of the Med Creditors’ Trust.  After the Effective Date, the affairs of the Med Creditors’ Trust and all assets held or controlled by the Med Creditors’ Trust shall be managed under the direction of the Med Creditors’ Trust Trustee in accordance with the terms of the Med Creditors’ Trust Agreement.  The Med Creditors’ Trust Trustee shall be compensated at his or her standard hourly rate.  The powers of the Med Creditors’ Trust Trustee shall include: (a) the ability and authority to object to Claims in Class 10A, and the ability to prosecute or settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (b) the ability and authority to prosecute all objections to Class 10A Claims that were filed by the Debtor and that were not resolved by a Final Order as of the Effective Date, and the ability to settle such objections and defend claims and counterclaims asserted in connection therewith (including by way of asserting the Debtor’s rights of recoupment, setoff or otherwise); (c) effecting distributions under the Plan to the holders of Allowed Claims in Class 10A; (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Med Creditors’ Trust Agreement, or appeals from the Confirmation Order as it relates to Class 10A; and (e) participation in actions to enforce or interpret the Plan as it relates to Class 10A.

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3.                                       Removal and Substitution of the Med Creditors’ Trust Trustee.  The Committee may, in its discretion, remove the Med Creditors’ Trust Trustee.  The Committee has the authority to designate a successor to the Med Creditors’ Trust Trustee.

4.                                       Establishment of Reserve.  Pursuant to the terms of the Med Creditors’ Trust Agreement, the Med Creditors’ Trust Trustee shall maintain a reserve in trust for the payment of any administrative expenses of the Med Creditors’ Trust, taxes, and any Disputed Claims which may later become Allowed Claims.  No distributions shall be made on account of any Disputed Claims unless and until such Claims become Allowed Claims as provided in the Med Creditors’ Trust Agreement.

5.                                       Employment of Professionals.  The Med Creditors’ Trust Trustee is authorized, without further order of the Court, to employ such Entities, including professionals, as he/she/it may deem necessary to enable him/her/it to perform his/her/its functions under the Plan, and the costs of such employment and other expenditures shall be paid solely from the Class 10A Distribution.  Such Entities shall be compensated and reimbursed for their reasonable and necessary fees and out-of-pocket expenses on a monthly basis from the Med Creditors’ Trust without further notice, hearing or approval of the Court except as set forth in the Med Creditors’ Trust Agreement.

6.                                       Objections to Claims by the Med Creditors’ Trust.  All objections to Disputed Claims in Class 10A to be filed by the Med Creditors’ Trust Trustee shall be filed with the Court and served upon the holders of such Claims by the later of (a) 120 days after the Effective Date, or (b) 120 days after the particular proof of claim has been filed, except as extended by an agreement between the claimant and the Med Creditors’ Trust Trustee, or by order of the Court upon a motion filed by the Med Creditors’ Trust Trustee, with notice of such motion to be served upon the Office of the United States Trustee.  If an objection has not been filed to a proof of claim that relates to a Disputed Claim by the objection bar dates established in this paragraph, the Claim to which the proof of claim relates shall be treated as an Allowed Claim for purposes of distribution under the Plan.

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7.                                       Distributions.  Distributions to holders of Allowed Claims in Class 10A shall be made in accordance with the Plan, the Confirmation Order, and the Med Creditors’ Trust Agreement.

(a)                                  Reserve for Disputed Claims.  For purposes of calculating Pro Rata distributions or any other distributions to be made under the Plan to holders of Allowed Claims, the calculation of the total Allowed Claims shall be computed as if all Disputed Claims then pending were allowed in the full amount thereof.

(b)                                 Initial Distribution Date.  Except for payments required to be made on the Effective Date in accordance with other sections of the Plan, the Med Creditors’ Trust Trustee shall make the initial distribution from the Med Creditors’ Trust at such time as the Med Creditors’ Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Med Creditors’ Trust Trustee, there shall be in the Med Creditors’ Trust Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Med Creditors’ Trust.

(c)                                  Allowance of Claims.  Distributions shall be made with respect to any Disputed Claim which becomes an Allowed Claim after the Effective Date on or as soon as practicable after the date on which each Disputed Claim becomes an Allowed Claim.  The amount of any distribution shall be calculated, on a Pro Rata basis, so that each Disputed Claim that becomes an Allowed Claim receives an initial distribution equal to the total percentage distributions made prior to the date of such allowance on account of other Allowed Claims under the Plan and the Med Creditors’ Trust Agreement.

(d)                                 Subsequent Distribution Dates.  After the Initial Distribution Date, unless otherwise directed in a post-Confirmation Date Final Order, the Med Creditors’ Trust Trustee shall make additional distributions at such time as the Med Creditors’ Trust Trustee, in the exercise of his or her discretion, deems appropriate, provided that in the reasonable discretion and judgment of the Med Creditors’ Trust Trustee, there shall be in the Med Creditors’ Trust

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Cash in an amount sufficient to render feasible a distribution after making reasonable reserves to pay the expenses (including, but not limited to, federal income taxes and withholding taxes, if any, or in objecting to Claims), debts, charges, liabilities, and obligations of the Med Creditors’ Trust.

(e)                                  Unclaimed Property.  Unclaimed Property that shall remain unclaimed at the end of 180 days following the date of an attempted distribution shall be reallocated to other Creditors and redistributed by the Med Creditors’ Trust.  After the expiration of 180 days following the date of an attempted distribution, each Claim with respect to Unclaimed Property shall be treated as if it had been disallowed in its entirety and all right, title and interest therein shall vest in the Med Creditors’ Trust for redistribution in the order and priority established in the Plan and the Med Creditors’ Trust Agreement.  Until the expiration of 180 days following the date on which the distribution of the Unclaimed Property has been attempted, Unclaimed Property shall be delivered upon presentation of proper proof by a holder of its entitlement thereto.

(f)                                    Surrender.  Notwithstanding any other provision of the Plan, no holder of an Allowed Claim shall receive any distribution under the Plan in respect of such Allowed Claim until such holder has surrendered to the Med Creditors’ Trust Trustee any promissory note or other document(s) evidencing such Allowed Claim, or until evidence of loss and indemnity satisfactory to the Med Creditors’ Trust Trustee, in his/her/its sole and absolute discretion, shall have been delivered to the Med Creditors’ Trust Trustee in the case of any note or other document(s) alleged to be lost, stolen or destroyed.

(g)                                 Final Distribution.  Upon resolution of all outstanding objections to Disputed Claims in Class 10A, and after the payment of all expenses and other obligations of the Med Creditors’ Trust, the Med Creditors’ Trust shall cause the Pro Rata distribution of all remaining available assets of the Med Creditors’ Trust to holders of Allowed Claims in Class 10A in accordance with the Plan.

(h)                                 Exemption From Certain Transfer Taxes.  Pursuant to section 1146(c) of the Code, the issuance, transfer or exchange of a security, or the making or delivery of

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an instrument of transfer under a plan confirmed under section 1129 of the Code, may not be taxed under any law imposing a stamp tax, transfer tax or similar tax.  Pursuant to section 1146(c) of the Code, no transfer to or from the Med Creditors’ Trust under the Plan, shall be subject to any stamp tax, transfer tax or similar tax.

(i)            Estimation of Unliquidated Disputed Claims.  As to any unliquidated Disputed Claim, including Claims based upon rejection of executory contracts or leases, or other Disputed Claims, the Court, upon motion by the Med Creditors’ Trust Trustee, may estimate the amount of the Disputed Claim and may determine an amount sufficient to reserve for any such Claim.  Any Entity whose Disputed Claim is so estimated shall have recourse only against the Med Creditors’ Trust and against no other assets or person (including the Med Creditors’ Trust Trustee), and in any case only in an amount not to exceed the estimated amount of such Entity’s Claim, even if such Entity’s Claim, as finally allowed, exceeds the maximum estimated amount thereof.

(j)                                     Certain Tax Matters.  The Med Creditors’ Trust shall be deemed to be a “disputed ownership fund” within the meaning of Proposed Treasury Regulation section 1.468B-9.  The Debtor shall irrevocably make and constitute the Med Creditors’ Trust Trustee as its attorney-in- fact to prepare, make, and file any statement referenced in Proposed Treasury Regulation section 1.468B-9, or, at the election of the Med Creditors’ Trust Trustee, shall prepare, make, and file such statement(s) pursuant to instructions issued by the Med Creditors’ Trust Trustee.  Any such statement shall be consistent with the provisions of the Plan and the Med Creditors’ Trust Trustee’s determination of the fair market values of the property conveyed to the Med Creditors’ Trust.

D.                                    The Litigation Trust

1.                                       Purpose of the Litigation Trust.  The Litigation Trust shall be deemed established on the effective date of the CDSI Plan pursuant to the terms of the Litigation Trust Agreement.  The purpose of the Litigation Trust is, among other things, to prosecute the Recovery Rights and distribute any Net Recoveries to the Bank (after payment of the claims and expenses of the Litigation Trust Trustee and after repayment of the CDSI Note, the CCG Note

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and the CCS Note).  No other Creditors or Entities shall receive any proceeds from the Recovery Rights.

2.                                       Transfers of the Recovery Rights to the Litigation Trust.  On the Effective Date, or as soon thereafter as practicable, the Recovery Rights shall be irrevocably assigned, transferred and conveyed to the Litigation Trust.

3.                                       Management and Powers of the Litigation Trust.  After the Effective Date, the affairs of the Litigation Trust and all assets held or controlled by the Litigation Trust shall be managed under the direction of the Litigation Trust Trustee in accordance with the terms of the Litigation Trust Agreement.  The powers of the Litigation Trust shall include, without limitation: (a) the initiation and prosecution in every capacity, including as representative of the Estates under section 1123(b)(3)(B) of the Code, of the Recovery Rights assigned to the Litigation Trust; (b) the compromise and settlement of any of the Recovery Rights  assigned to the Litigation Trust; (c) effecting distributions of Net Recoveries on the Recovery Rights to the Bank (after payment of the CDSI Note, the CCG Note and the CCS Note); (d) participation in any post-Confirmation Date motions to amend or modify the Plan or the Litigation Trust Agreement, or appeals from the Confirmation Order as it relates to the Litigation Trust; and (e) participation in actions to enforce or interpret the Plan as it relates to the Litigation Trust.  The management and other powers of the Litigation Trust and the rights of all parties with respect to the Litigation Trust and the Litigation Trust Trustee are as more fully described in the CDSI Plan and the Litigation Trust Agreement, which are attached hereto as exhibits “1” and “4,” respectively, and are incorporated herein by this reference.

E.                                      Dissolution

Pursuant to the Plan, the Confirmation Order and Nevada law, the Debtor shall cease to exist as a corporate entity and shall be deemed, as a matter of law, dissolved, as of the Effective Date.

F.                                      Termination of SEC Registration and Reporting

Pursuant to the Plan and Confirmation Order, all of the Class 13 Interests shall be deemed, as a matter of law, cancelled, as of the Effective Date.  On or immediately after the

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Effective Date, there shall be filed on behalf of the Debtor an SEC Form 15 (and/or other appropriate filings) with the Securities and Exchange Commission as shall effect a termination of registration of any class of Debtor’s securities under the Securities Exchange Act of 1934 and of the Debtor’s obligation to file any reports, forms, schedules or other disclosures under the Securities Exchange Act of 1934 as shall fall due after the Effective Date, including without implied limitation an Annual Report on Form 10K for the Debtor’s fiscal year ending March 31, 2004.

ARTICLE VI
EXECUTORY CONTRACTS AND UNEXPIRED LEASES

All executory contracts and unexpired leases of the Debtor, not previously rejected or assumed and assigned pursuant to an order of the Court, are rejected pursuant to the Plan and the Confirmation Order.

Pursuant to the terms of the Confirmation Order and Bankruptcy Rule 3002(c)(4), and except as otherwise ordered by the Court, a proof of claim for each Claim arising from the rejection of an executory contract or unexpired lease shall be filed with the Court no later than thirty (30) days after the later of (i) the date of the entry of a Final Order approving such rejection, and (ii) the Confirmation Date, or such Claim shall be forever barred.  All Claims for damages arising from the rejection of an executory contract or unexpired lease shall be included in Class 9 and any Allowed Claim arising therefrom shall be treated in accordance with Article IV of the Plan.

ARTICLE VII
RETENTION OF JURISDICTION

Notwithstanding Confirmation or the Effective Date having occurred, the Court shall retain jurisdiction for the following purposes:

A.                                   Allowance of Claims.  To hear and determine the allowance of all Claims and Interests upon objections to any such Claims or Interests;

B.                                     Executory Contract Proceedings.  To act with respect to proceedings regarding the rejection of any executory contract or unexpired lease of the Debtor pursuant to sections 365 of

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the Code and Article VI of the Plan, and to determine the allowance of any Claims arising from the resolution of any such proceedings;

C.                                     Plan Interpretation.  To resolve controversies and disputes regarding the interpretation of the Plan, the Confirmation Order, and the Liquidating Trust Agreement;

D.                                    Plan Implementation.  To implement and enforce the provisions of the Plan, the Confirmation Order, and the Liquidating Trust Agreement, and otherwise to enter orders in aid of confirmation and implementation of the Plan, including, without limitation, appropriate orders to protect the Debtor Liquidating Trust from any action or other proceeding that may be initiated by any Creditor or Interest Holder.  Upon the request of an interested party, the Court may resolve an objection to the payment of professional fees or other administrative costs paid from the Liquidating Trust on the ground that they are unreasonable or inconsistent with the requirements of the Code.  All requests for payment of fees by professionals employed by the Liquidating Trust shall be served (with a 15-day period to object) on the Office of the United States Trustee.  If no objection is received by the Liquidating Trust Trustee within the 15-day period, the Liquidating Trust Trustee may pay the fees without the need for further review or approval of the Court.  If an objection to professional fees incurred by the Liquidating Trust is received within the 15-day period, the Liquidating Trust Trustee shall schedule a Court hearing to resolve the objection.  All fees and expenses of administration and representation of the Liquidating Trust shall be paid from the assets of the Liquidating Trust after approval as specified above;

E.                                      Plan Modification.  To modify the Plan pursuant to section 1127 of the Code and the applicable Bankruptcy Rules;

F.                                      Adjudication of Controversies.  To adjudicate such contested matters and adversary proceedings as may be pending or subsequently initiated in the Court including, but not limited to, actions relating to any Recovery Rights, pending litigation matters, objections to Claims, or actions relating to taxes brought by the Liquidating Trust;

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G.                                     Injunctive Relief.  To issue any injunction or other relief appropriate to implement the intent of the Plan, and to enter such further orders enforcing any injunctions or other relief issued under the Plan or pursuant to the Confirmation Order;

H.                                    Correct Minor Defects.  To correct any defect, cure any omission or reconcile any inconsistency or ambiguity in the Plan, the Confirmation Order or any document executed or to be executed in connection therewith, including, without limitation, the Liquidating Trust Agreement, as may be necessary to carry out the purposes and intent of the Plan, provided that the rights of any holder of an Allowed Claim or Allowed Interest are not materially and adversely affected thereby;

I.                                         Post-Confirmation Orders Regarding Confirmation.  To enter and implement such orders as may be appropriate in the event the Confirmation Order is, for any reason, stayed, reversed, revoked, modified or vacated; and

J.                                        Final Decree.  To enter a final decree closing the Case.

ARTICLE VIII
RELEASE OF CLAIMS; INJUNCTIONS; MODIFICATION; MISCELLANEOUS

A.                                   Releases of Claims.  The treatment of the Claims of the Bank and the NCFE Entities under the Plan represents the product of extensive negotiations between the Debtor, the Bank and the NCFE Entities and embodies an agreement reached between the parties.  In exchange for the treatment of the NCFE Entities’ Claims as set forth in the Plan, the Debtor and the Estate hereby release the Bank, the NCFE Entities and the TLC Debtors, together with their respective predecessors, successors and assigns, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the Debtor and/or the Estate ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Bank, the NCFE Entities and the TLC Debtors, including but not limited to the NCFE Claims.

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In exchange for the treatment of the Debtor’s claims asserted in the bankruptcy cases of the NCFE Entities and the TLC Debtors, and the foregoing releases, the NCFE Entities and the TLC Debtors release the Bank, the Debtor and the Estate, together with their respective predecessors, successors and assigns (collectively the “Released Parties”) of, from, and with respect to any and all manner of action and actions, cause and causes of action, debts, demands, suits, disputes, breaches of contracts, controversies, damages, accounts, disgorgement rights, executions, and any claims or other remedies, whether now known or unknown, suspected or unsuspected, past, present or future, asserted or unasserted, contingent or liquidated, whether in contract, in tort or otherwise, at law or in equity, which the NCFE Entities or the TLC Debtors ever had or now have, claim to have had, or hereafter can, shall or may claim to have against the Released Parties.

Confirmation of the Plan shall constitute Court approval of the compromises reflected herein.  The releases contained in this section shall become effective on the Effective Date.

B.                                     Limitation of Liability.  Neither (a) the Debtor, nor any of its employees, officers, or directors employed as of the Effective Date, (b) the Committee or its members, acting solely in such capacity, (c) the Med Creditors’ Trust Trustee, or (d) the Facilitator, nor any professional persons employed by any of the foregoing during the pendency of this case, shall have or incur any liability to any person or entity for any act taken or omission made in good faith in connection with, or relating to, the Chapter 11 Case, any possible disposition of the Debtor’s assets, or to negotiating, formulating, implementing, confirming, or consummating the Plan, the Disclosure Statement, or any contract instrument, security, release, or other agreement, instrument, or document created in connection with the foregoing, except for willful misconduct or gross negligence.

C.                                     Injunctions and Stays.  Unless otherwise provided, all injunctions or stays provided for in the Case pursuant to section 105 or 362 of the Code, or otherwise, in existence at the Confirmation Date prior to the entry of the Confirmation Order, shall remain in full force and effect until the closing of the Case.

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Except as provided in the Plan or the Confirmation Order, as of the Effective Date, all Entities that have held, currently hold or may hold a Claim or other debt or liability or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan will be permanently enjoined from taking any of the following actions on account of any such Claims, debts or liabilities or terminated Interests or rights: (a) commencing or continuing in any manner any action or other proceeding against the Debtor, the Liquidating Trust, the Litigation Trust, the Med Creditors’ Trust or their respective property, other than to enforce any right pursuant to the Plan to a distribution; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order against the Debtor, the Liquidating Trust, the Litigation Trust, the Med Creditors’ Trust or their respective property, other than as permitted pursuant to clause (a) above; (c) creating, perfecting or enforcing any lien or encumbrance against the Debtor, the Liquidating Trust, the Litigation Trust, the Med Creditors’ Trust or their respective property; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation due to the Debtor, the Liquidating Trust, the Litigation Trust or the Med Creditors’ Trust; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Code to set off a debt owing by such entity against the Debtor that arose prior to the Petition Date.

As of the Effective Date, all Entities that have held, currently hold or may hold any claims, obligations, suits, judgment, damages, demands, debts, rights, causes of action or liabilities that are released pursuant to the Plan will be permanently enjoined from taking any of the following actions against any Entity released pursuant to the Plan or its property on account of such released claim, obligations, suits, judgments, damages, demands, debts, rights, causes of action or liabilities:  (a) commencing or continuing in any manner any action or other proceeding; (b) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order; (c) creating, perfecting or enforcing any lien or encumbrance; (d) asserting a setoff or right of subrogation of any kind against any debt, liability or obligation

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due to any released entity; and (e) commencing or continuing any action, in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan; provided, however, that nothing contained herein or elsewhere in the Plan shall be deemed to affect the right of any entity to exercise, on or after the Effective Date, any right left unaffected by section 553(a) of the Bankruptcy Code to set off a debt owing by such entity to the Debtor (or its assignee under the Plan) that arose prior to the Petition Date against an Allowed Claim of such entity against the Debtor that arose prior to the Petition Date.

By accepting distribution pursuant to the Plan, each holder of an Allowed Claim receiving distributions pursuant to the Plan will be deemed to have specifically consented to the injunctions set forth in this section.

D.                                    Modification.  The Debtor reserves the right to amend or modify the Plan prior to its confirmation, at all times consistent with and in accordance with section 1127 of the Code.

E.                                      Plan of Reorganization.  For income tax purposes, the Plan shall constitute a plan of reorganization.

F.                                      Provisions Severable.  Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of the Plan.

G.                                     Headings Do Not Control.  In interpreting the Plan, the headings of individual sections are provided for convenience only, and are not intended to control over the text of any section.

H.                                    Taking Action.  After the Effective Date, to the extent the Plan requires an action by the Debtor, the action may be taken by the Liquidating Trust on behalf of the Debtor.

I.                                         No Transfer Taxes.  Pursuant to section 1146(c) of the Code, no transfer or sale by the Debtor that has occurred during the Case shall be subject to any stamp tax, transfer tax or similar tax.

J.                                        Termination of Committee.  After the Effective Date, the Committee shall remain in existence solely for the purpose of exercising its discretion to remove the Med Creditors’ Trust Trustee and to appoint a successor.  The fees and expenses (including, without limitation, the

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fees and expenses of professionals retained by the Committee) incurred by the Committee after the Effective Date, if any, shall be paid by the Med Creditors’ Trust Trustee solely from the Med Creditors’ Trust.  Except as set forth in this paragraph, the Committee shall be dissolved as of the Effective Date, and the members of the Committee shall be relieved of all of their responsibilities and duties in the Case, and the Committee shall have no further participation in the Case.

ARTICLE IX
CONFIRMATION REQUEST

The Debtor requests Confirmation of the Plan pursuant to sections 1129(a) and/or 1129(b) of the Code, as applicable.

Dated: March 26, 2004	MED DIVERSIFIED, INC.

	By:	/s/ Alexander H. Bromley
	Its:	Vice President and General Counsel

Presented By:

DUANE MORRIS LLP
Paul D. Moore
470 Atlantic Avenue, Suite 500
Boston, MA 02210
Tel:	(617) 289-9200
Fax:	(617) 289-9201
E- mail:pdmoore@duanemorris.com

and

Toni Marie Vaccarino (TV-8340)
744 Broad Street, Suite 1200
Newark, NJ 07102
Tel:	(973) 424-2000
Fax:	(973) 424-2001
E- mail:tmvaccarino@duanemorris.com

Counsel for Debtor and Debtor in Possession

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MED DIVERSIFIED, INC.
Liquidation Analysis
($000s)

Unaudited Balance Sheet Data as of January 31, 2004

Current Assets	Notes	Book Value	Realization Rate		Liquidation Value
			Low	High	Low	High

Unrestricted cash and equivalents	a	$56	100%	100%	$56	$56
Due from subs/related parties	b	(6,705)	0%	0%	—	—
Prepaid expenses	c	557	0%	6%	—	33
Total current assets		(6,092)			56	90

Property, Plant and Equipment		Book Value	Realization Rate		Liquidation Value
			Low	High	Low	High

Property, plant and equipment, net	d	125	14%	90%	$17	$112
Total Property and Equipment		125			17	112

Other Assets		Book Value	Realization Rate		Liquidation Value
			Low	High	Low	High

Goodwill (net)		—	0%	0%	$—	$—
Restricted cash		—	0%	0%	—	—
Investments	e	103,809	0%	0%	—	—
Other intangibles		—	0%	0%	—	—
Assets of discontinued operations		—	0%	0%	—	—
Deposits	f	14	0%	0%	—	—
Bankruptcy avoidance actions and other litigation claims	g	—	0%	0%	—	—
Total Other Assets		103,823			$—	$—

Total Gross Liquidation Value		97,856			74	202

Creditor Recoveries
Net proceeds available to creditors	$74	$202

		Estimated Allowed Claim	Estimated Recovery (%)		Estimated Distribution ($ )
			Low	High	Low	High
Bank Secured Claims	h	54,500	0.11%	0.30%	60	164
NCFE Secured Claims	i	12,767	0.11%	0.30%	14	38
Other Misc. Secured Claims	j	186			unknown	unknown

Net estimated proceeds available to pay administrative expenses					$—	$—

Administrative Claims - Chpt. 7	k	—	0%	0%	—	—
Administrative Claims - Chpt. 11
Post-petition trade creditors	l	282	0%	0%	—	—
Wages, salaries and other payroll	m	383	0%	0%	—	—
Professional fees	n	1,895	0%	0%	—	—

Net estimated proceeds available to distribute to holders of priority claims					—	—

Priority Claims	o	59	0%	0%	—	—

Net estimated proceeds available toGeneral Unsecured Creditors					—	—

General unsecured claims	p	67,540	0%	0%

The accompanying notes are an integral part of this analysis

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